                                                                    Exhibit 4.35








                     INDENTURE OF MORTGAGE AND SECURITY AGREEMENT






                                TRUMP PLAZA ASSOCIATES

                                       Mortgagor




                                          and




                            U.S. BANK NATIONAL ASSOCIATION,
                                  AS COLLATERAL AGENT

                                        Mortgagee







                              Dated as of December 10, 1997

                 ____________________________________________________


                                Record and return to:

                       Skadden, Arps, Slate, Meagher & Flom LLP
                                   919 Third Avenue
                              New York, New York  10022
                        Attention:  Wallace L. Schwartz, Esq.

                                  TABLE OF CONTENTS


                                                                            Page

ARTICLE ONE

     DEFINITIONS AND OTHER PROVISIONS OF
     GENERAL APPLICATION

     Section 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . .   11
     Section 1.02.  Notices. . . . . . . . . . . . . . . . . . . . . . . .   22
     Section 1.03.  Form and Contents of Documents
                         Delivered to Mortgagee. . . . . . . . . . . . . .   23
     Section 1.04.  Compliance Certificates and Opinions . . . . . . . . .   23
     Section 1.05.  Effect of Headings and Table of Contents . . . . . . .   23
     Section 1.06.  Successors and Assigns; Amendments . . . . . . . . . .   23
     Section 1.07.  Separability Clause. . . . . . . . . . . . . . . . . .   24
     Section 1.08.  Benefits of Mortgage . . . . . . . . . . . . . . . . .   24
     Section 1.09.  Governing Law. . . . . . . . . . . . . . . . . . . . .   24
     Section 1.10.  Limitation on Liability. . . . . . . . . . . . . . . .   24
     Section 1.11.  Provisions Required by Trust Indenture . . . . . . . .   24
     Section 1.12.  Rights of Mortgagee. . . . . . . . . . . . . . . . . .   24
     Section 1.13.  Mortgage Subject to Casino Control Act . . . . . . . .   26
     Section 1.14.  Discharge of Lien. . . . . . . . . . . . . . . . . . .   26
     Section 1.15.  General Application. . . . . . . . . . . . . . . . . .   27
     Section 1.16.  Mortgage Deemed to be Security Agreement . . . . . . .   27

ARTICLE TWO

     RELEASE; SUBORDINATION

     Section 2.01.  Possession by Mortgagor. . . . . . . . . . . . . . . .   27
     Section 2.02.  Obsolete Property. . . . . . . . . . . . . . . . . . .   28
     Section 2.03.  F,F&E Financing Agreements . . . . . . . . . . . . . .   28
     Section 2.04.  Intentionally Omitted. . . . . . . . . . . . . . . . .   29

ARTICLE THREE

     REMEDIES

     Section 3.01.  Events of Default. . . . . . . . . . . . . . . . . . .   29
     Section 3.02.  Application of Moneys Received by Mortgagee. . . . . .   29
     Section 3.03.  Restoration of Rights and Remedies . . . . . . . . . .   29

     Section 3.04.  Rights and Remedies Cumulative . . . . . . . . . . . .   30
     Section 3.05.  Delay or Omission Not Waiver . . . . . . . . . . . . .   30
     Section 3.06.  Undertaking for Costs. . . . . . . . . . . . . . . . .   30
     Section 3.07.  Waiver of Appraisement and Other Laws31. . . . . . . .   31
     Section 3.08.  Entry. . . . . . . . . . . . . . . . . . . . . . . . .   31
     Section 3.09.  Power of Sale; Suits for Enforcement . . . . . . . . .   32
     Section 3.10  Incidents of Sale . . . . . . . . . . . . . . . . . . .   32
     Section 3.11.  Receiver . . . . . . . . . . . . . . . . . . . . . . .   34
     Section 3.12.  Suits to Protect the Trust Estate. . . . . . . . . . .   34
     Section 3.13.  Management of the Premises . . . . . . . . . . . . . .   34

ARTICLE FOUR

     CONSOLIDATION, MERGER, CONVEYANCE,
     TRANSFER OR LEASE

     Section 4.01.  Consolidation, Merger, Conveyance or Transfer only
                         on Certain Terms. . . . . . . . . . . . . . . . .   35

ARTICLE FIVE

     COVENANTS AND REPRESENTATIONS OF MORTGAGOR

     Section 5.01.  Performance of Obligations . . . . . . . . . . . . . .   35
     Section 5.02.  F,F&E Financing Agreements . . . . . . . . . . . . . .   35
     Section 5.03.  Limitations on Liens and Transfers . . . . . . . . . .   35
     Section 5.04.  Environmental. . . . . . . . . . . . . . . . . . . . .   37
     Section 5.05.  Pari Passu Liens . . . . . . . . . . . . . . . . . . .   41
     Section 5.06.  Warranty of Leasehold Estate and Title . . . . . . . .   41
     Section 5.07.  After-Acquired Property; Further Assurances; Recording   43
     Section 5.08. Payment of Taxes and Certain Claims; Maintenance of Properties; Compliance with Legal Requirements and
                    Insurance Requirements . . . . . . . . . . . . . . . .   46
     Section 5.09.  Permitted Contests . . . . . . . . . . . . . . . . . .   48
     Section 5.10.  Mechanics' and Other Liens . . . . . . . . . . . . . .   49
     Section 5.11.  To Insure. . . . . . . . . . . . . . . . . . . . . . .   49
     Section 5.12.  Limitations on Building Demolition, Alterations,
                    Improvements and New Construction. . . . . . . . . . .   52
     Section 5.13.  Leases . . . . . . . . . . . . . . . . . . . . . . . .   54
     Section 5.14.  Compliance Certificates. . . . . . . . . . . . . . . .   56
     Section 5.15. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

     Section 5.16.  To Keep Books; Inspection by Mortgagee . . . . . . . .   56
     Section 5.17.  Advances by Mortgagee. . . . . . . . . . . . . . . . .   57
     Section 5.18.  Waiver of Stay, Extension or Usury Laws. . . . . . . .   57
     Section 5.19.   . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
     Section 5.20.  Facility Leases. . . . . . . . . . . . . . . . . . . .   58
     Section 5.21.  Superior Mortgages . . . . . . . . . . . . . . . . . .   64
     Section 5.22.  Indemnification. . . . . . . . . . . . . . . . . . . .   66

                                     ARTICLE ONE
                         DEFINITIONS AND OTHER PROVISIONS OF
                                 GENERAL APPLICATION

Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . .   11
Section 1.02.  Notices.. . . . . . . . . . . . . . . . . . . . . . . . . .   22
Section 1.03.  Form and Contents of Documents Delivered to Mortgagee . . .   23
Section 1.04.  Compliance Certificates and Opinions. . . . . . . . . . . .   23
Section 1.05.  Effect of Headings and Table of Contents. . . . . . . . . .   23
Section 1.06.  Successors and Assigns; Amendments. . . . . . . . . . . . .   23
Section 1.07.  Separability Clause . . . . . . . . . . . . . . . . . . . .   24
Section 1.08.  Benefits of Mortgage. . . . . . . . . . . . . . . . . . . .   24
Section 1.09.  Governing Law . . . . . . . . . . . . . . . . . . . . . . .   24
Section 1.10.  Limitation on Liability . . . . . . . . . . . . . . . . . .   24
Section 1.11.  Provisions Required by Trust Indenture. . . . . . . . . . .   24
Section 1.12.  Rights of Mortgagee . . . . . . . . . . . . . . . . . . . .   24
Section 1.13.  Mortgage Subject to Casino Control Act. . . . . . . . . . .   26
Section 1.14.  Discharge of Lien . . . . . . . . . . . . . . . . . . . . .   26
Section 1.15.  General Application . . . . . . . . . . . . . . . . . . . .   27
Section 1.16.  Mortgage Deemed to be Security Agreement. . . . . . . . . .   27


                                     ARTICLE TWO
                                RELEASE; SUBORDINATION

Section 2.01.  Possession by Mortgagor . . . . . . . . . . . . . . . . . .   27
Section 2.02.  Obsolete Property . . . . . . . . . . . . . . . . . . . . .   28
Section 2.03.  F,F&E Financing Agreements. . . . . . . . . . . . . . . . .   28
Section 2.04.  Intentionally Omitted . . . . . . . . . . . . . . . . . . .   29

                                    ARTICLE THREE
                                       REMEDIES

Section 3.01.  Events of Default . . . . . . . . . . . . . . . . . . . . .   29
Section 3.02.  Application of Moneys Received by  Mortgagee. . . . . . . .   29

Section 3.03.  Restoration of Rights and Remedies. . . . . . . . . . . . .   29
Section 3.04.  Rights and Remedies Cumulative. . . . . . . . . . . . . . .   30
Section 3.05.  Delay or Omission Not Waiver. . . . . . . . . . . . . . . .   30
Section 3.06.  Undertaking for Costs . . . . . . . . . . . . . . . . . . .   30
Section 3.07.  Waiver of Appraisement and Other   Laws . . . . . . . . . .   30
Section 3.08.  Entry . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
Section 3.09.  Power of Sale; Suits for Enforcement. . . . . . . . . . . .   32
Section 3.10.  Incidents of Sale . . . . . . . . . . . . . . . . . . . . .   32
Section 3.11.  Receiver. . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 3.12.  Suits to Protect the Trust Estate . . . . . . . . . . . . .   34
Section 3.13.  Management of the Premises. . . . . . . . . . . . . . . . .   34

                                     ARTICLE FOUR
                          CONSOLIDATION, MERGER, CONVEYANCE,
                                  TRANSFER OR LEASE

Section 4.01.  Consolidation, Merger, Conveyance or
                    Transfer only on Certain Terms . . . . . . . . . . . .   35

                                     ARTICLE FIVE
                      COVENANTS AND REPRESENTATIONS OF MORTGAGOR

Section 5.01.  Performance of Obligations. . . . . . . . . . . . . . . . .   35
Section 5.02.  F,F&E Financing Agreements. . . . . . . . . . . . . . . . .   35
Section 5.03.  Limitations on Liens and Transfers. . . . . . . . . . . . .   35
Section 5.04.  Environmental . . . . . . . . . . . . . . . . . . . . . . .   37
Section 5.05.  Pari Passu Liens. . . . . . . . . . . . . . . . . . . . . .   41
Section 5.06.  Warranty of Leasehold Estate and   Title. . . . . . . . . .   41
Section 5.07.  After-Acquired Property; Further Assurances: Recording. . .   43
Section 5.08.  Payment of Taxes and Certain Claims;
                    Maintenance of Properties;
                    Compliance with Legal Require-
                    ments and Insurance Requirements . . . . . . . . . . .   46
Section 5.09.  Permitted Contests  . . . . . . . . . . . . . . . . . . . .   48
Section 5.10.  Mechanics' and Other Liens. . . . . . . . . . . . . . . . .   49
Section 5.11.  To Insure . . . . . . . . . . . . . . . . . . . . . . . . .   49
Section 5.12.  Limitations on Building Demolition,
                    Alterations, Improvements and New Construction . . . .   52
Section 5.13.  Leases. . . . . . . . . . . . . . . . . . . . . . . . . . .   54
Section 5.14.  Compliance Certificates . . . . . . . . . . . . . . . . . .   56
Section 5.15.  Intentionally Omitted . . . . . . . . . . . . . . . . . . .   56
Section 5.16.  To Keep Books; Inspection by Mortgagee. . . . . . . . . . .   56
Section 5.17.  Advances by Mortgagee . . . . . . . . . . . . . . . . . . .   57
Section 5.18.  Waiver of Stay, Extension or Usury Laws . . . . . . . . . .   57
Section 5.19.  Intentionally Omitted . . . . . . . . . . . . . . . . . . .   58

Section 5.20.  Facility Leases . . . . . . . . . . . . . . . . . . . . . .   58
Section 5.21.  Superior Mortgages. . . . . . . . . . . . . . . . . . . . .   64
Section 5.22.  Indemnification . . . . . . . . . . . . . . . . . . . . . .   66
Section 5.23.  Acceptance. . . . . . . . . . . . . . . . . . . . . . . . .   67

                                SCHEDULES AND EXHIBITS


Schedule 1     -    Owned Land
Schedule 2     -    Ground Leases and Ground Lease Land
Schedule 3     -    Parking Leases and Parking Lease Land
Schedule 4     -     Convention Hall Easements
Schedule 5     -    Form of Non-Disturbance and Attornment
                      Agreement

Exhibit A -    Form of Trust Indenture

                     INDENTURE OF MORTGAGE AND SECURITY AGREEMENT


          INDENTURE OF MORTGAGE AND SECURITY AGREEMENT ("Mortgage"), dated as of December ___, 1997, between TRUMP PLAZA ASSOCIATES, a New Jersey partnership ("Mortgagor"), having an office at Mississippi Avenue and The Boardwalk, Atlan-tic City, New Jersey 08401, and U.S. BANK NATIONAL ASSOCIATION, a national banking association having an office at 180 East Fifth Street, St. Paul, Minnesota 55101, as Collateral Agent ("Mortgagee"), on behalf of the Designated Representatives (as hereinafter defined) for the benefit of the Secured Beneficiaries (as hereinafter defined) under the Collateral Agency Agreement (as hereinafter defined).


                                 W I T N E S S E T H:


          In consideration of $10.00 in hand paid by Mortgagee to Mortgagor and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure (i) the punctual payment and performance when due of all of Guarantors' obligations under the Guarantee; (ii) the punctual payment and performance when due of all of the Company's, the Issuers', the Guarantors' and the Mortgagor's obligations under the Mortgage Notes, the Trust Indenture, the Secured Loans, the Debt Documents and, to the extent not otherwise included, any other Obligations in the aggregate initial principal sum of $100,000,000, which lien created hereby with respect to such initial principal sum shall be pari passu with the lien of the Initial Mortgage to form a single lien in the aggregate amount of $1,300,000,000 pursuant to the terms of the Initial Trust Indenture, the Trust Indenture and the Collateral Agency Agreement; (iii) payment by Mortgagor to Mortgagee of all sums expended or advanced by Mortgagee pursuant to any term or provision of this Mortgage; (iv) performance of each covenant, term, condition and agreement of Mortgagor herein contained; (v) all costs and expenses, including, without limitation, reasonable counsel fees and expenses as provided in Section 3.06, which may arise in respect of this Mortgage or of the obligations secured hereby; and
(vi) performance and observance of all of the provisions herein contained, Mortgagor has executed and delivered this Mortgage and has bargained, sold, alienated, mortgaged, pledged, released, conveyed and confirmed unto Mortgagee and its successors hereunder and assigns forever, all of its right, title and interest in, to and under all of the following described property:


                                   GRANTING CLAUSES

                                Granting Clause First

          All of the property, rights, title, interest, privileges and franchises particularly described in annexed Schedule 1 (the "Owned Land") which
Schedule is hereby made a part of, and deemed to be described in, this Granting Clause as fully as if set forth in this Granting Clause at length.


                                Granting Clause Second

          All of the property, rights, title, interest, privileges and franchises of Mortgagor as lessee under (a) all Facility Leases and (b) all Parking Leases, together with (i) all credits, deposits, privileges and rights of Mortgagor as lessee under the Facility Leases and the Parking Leases, now or at any time existing, (ii) the leaseholds and the leasehold estates created by the Facility Leases and the Parking Leases and (iii) all of the estates, rights, titles, claims or demands whatsoever of Mortgagor, either in law or in equity, in possession or in expectancy, of, in and to the Facility Leases, the Leased Facilities, the Parking Leases and the Parking Lease Land, together with (x) any and all other, further or additional title, estates, interests or rights which may at any time be acquired by Mortgagor in or to the Leased Facilities or the Parking Lease Land or any part thereof, and Mortgagor expressly agrees that if Mortgagor shall, at any time prior to payment in full of all indebtedness secured hereby, acquire fee simple title or any other greater estate to the Leased Facilities (including, without limitation, to the Ground Lease Land pursuant to Article Forty-Fourth or Fifty-Second of the Ground Leases) or the Parking Lease Land, the Lien of this Mortgage shall attach, extend to, cover and be a Lien upon such fee simple title or other greater estate and (y) any right to possession or statutory term of years derived from, or incident to, the Facility Leases or the Parking Leases pursuant to Section 365(h) of the Code or any Comparable Provision.

          Except as otherwise set forth herein and in the other Mortgage Documents, the assignment made by this Granting Clause Second shall not impair or diminish any right, privilege or obligation of Mortgagor with respect to the Facility Leases or the Parking Leases, nor shall any such obligation be imposed on Mortgagee.

                                Granting Clause Third

          All of the rents, issues, profits, revenues accounts, accounts receivable and other income and proceeds (including, without limitation, all rents, fees, charges, accounts, issues, profits, revenues and payments for or from (a) the use or occupancy of the rooms and other public facilities in the Hotel and (b) the operation of the Casino) of the property subjected or required to be subjected to the Lien of this Mortgage, including, without limitation, the property described in Granting Clauses First, Second and Sixth (said property described in Granting Clauses First, Second and Sixth and similar other property subjected or required to be subjected to the Lien of this Mortgage, together with all such rents, issues, profits, revenues, accounts, accounts receivable and other income and proceeds therefrom is hereinafter collectively referred to as the "Premises") and all of the estate, right, title and interest of every nature whatsoever of Mortgagor in and to the same and every part thereof.


                                Granting Clause Fourth

          All of the rights of Mortgagor as lessor under the Leases in effect on the date of execution of this Mortgage or hereafter entered into by Mortgagor, including modifications, extensions and renewals of all of the same, and the immediate and continuing right as security in accordance with the Assignment of Leases and Rents, and, after the occurrence, and during the continuance, of an Event of Default, to (a) make claim for, collect, receive and receipt for (and to apply the same as provided herein) any and all rents, fees, charges, income, revenues, issues, profits, security and other sums of money payable or receivable thereunder or pursuant thereto, and all proceeds thereof, whether payable as rent, insurance proceeds, condemnation awards, security or otherwise and whether payable prior to or subsequent to the Stated Maturity of any of the Debt Documents, (b) receive and give notices and consents thereunder,
(c) bring actions and proceedings thereunder or for the enforcement thereof, (d) make waivers and agreements thereunder or with respect thereto, (e) take such action upon the happening of a default under any Lease, including the commencement, conduct and consummation of any proceedings at law or in equity as shall be permitted by any provision of any Lease, and (f) do any and all things which Mortgagor or any lessor is or may become entitled to do under the Leases; provided, that, except as may be set forth to the contrary in the Assignment of Leases and Rents, the assignment made by this Granting Clause Fourth shall not impair or diminish any right, privilege or obligation of Mortgagor under the Leases nor shall any such obligation be imposed upon Mortgagee.


                                Granting Clause Fifth

          Without limiting the generality of the provisions of Granting Clause Third, all of Mortgagor's rights, title, interest, privileges and franchises in and to the following, now owned or hereafter acquired by Mortgagor, to the extent of Mortgagor's interest therein and thereto and to the extent assignable (collectively, "Operating Assets"):

          (a) bookings for the use of guest rooms, banquet facilities, meeting rooms at the Casino Hotel or at any other improvements now or hereafter located on any of the Land;

          (b) all contracts respecting utility services for, and the maintenance, operations, or equipping of, the Premises, including guaranties and warranties relating thereto;

          (c)  the Permits;

          (d) all contract rights, leases (whether with respect to real property, personal property or both real and personal property, excluding the Facility Leases and the Parking Leases), concessions, trademarks, trade names, service marks, logos, copyrights, warranties and other items of intangi-ble personal property, and any and all good will associated with the same relating to the ownership or operation of the Casino Hotel or of any other improvements now or hereafter located on any of the Land, including, without limitation, (1) telephone and other communication numbers, (2) all software licensing agreements as are required to operate computer software systems at the Casino Hotel or at any other improvements now or hereafter located on any of the Land and books and records relating to the software programs and (3) les-see's interest under leases of Tangible Personal Property;

          (e) all contracts, purchase orders, requisitions and agreements entered into by or on behalf of Mortgagor or which have been assigned to Mortgagor, for the design, construction, and furnishing of the Casino Hotel or of any other improvements now or hereafter located on any of the Land, including, without limitation, architect's agreements, engineering agreements, construction contracts, consulting agreements and agreements or purchase orders for all items of Tangible Personal Property and payment and performance bonds in favor of Mortgagor in connection with the Trust Estate (and all warranties and guarantees thereunder and warranties and guarantees of any subcontractor and bond issued in connection with the work to be performed by any subcontractor);

          (f) the following personal property (the "Tangible Personal Property") now or hereafter acquired by Mortgagor (directly or by way of lease) which are located on, or to be located on, or which are in use or held in re-serve storage for future use in connection with the gaming or other operations of, the Casino Hotel or of any other improvements now or hereafter located on any of the Land, which are on hand or on order whether stored on-site or off-site:

               (i) all furniture, furnishings, equipment, machinery, apparatus, appliances, fixtures and fittings and other articles of tangible personal property;

               (ii) all slot machines, electronic gaming devices, crap tables, blackjack tables, roulette tables, baccarat tables, big six wheels and other gaming tables, and all furnishings and equipment to be used in connection with the operation thereof;

               (iii) all cards, dice, gaming chips and placques, tokens, chip racks, dealing shoes, dice cups, dice sticks, layouts, paddles, roulette balls and other consumable supplies and items;

               (iv) all china, glassware, linens, kitchen utensils, silverware and uniforms;

               (v) all consumables and operating supplies of every kind and nature, including, without limitation, accounting supplies, guest supplies, forms, printing, stationery, food and beverage stock, bar supplies, laundry supplies and brochures to existing purchase orders;

               (vi) all upholstery material, carpets and rugs, beds, bureaus, chiffonniers, chairs, chests, desks, bookcases, tables, curtains, hangings, pictures, divans, couches, ornaments, bars, bar fixtures, safes, stoves, ranges, refrigerators, radios, televisions, clocks, electrical equipment, lamps, mirrors, heating and lighting fixtures and equipment, ice machines, air conditioning machines, fire prevention and extinguishing apparatus, laundry machines, and all similar and related articles used in bedrooms, sitting rooms, bathrooms, boudoirs, halls, closets, kitchens, dining rooms, offices, lobbies, basements and cellars in the Casino Hotel and in any other improvements now or hereafter located on any of the Land;

               (vii) all sets and scenery, costumes, props and other items of tangible personal property on hand or on order for use in the production of shows in any showroom, convention space, exhibition hall, or sports and entertainment arena of the Casino Hotel or in any other improvements now or hereafter located on any of the Land; and

               (viii) all cars, limousines, vans, buses, trucks and other vehicles owned or leased by Mortgagor for use in connection with the operation of the Premises, together with all equipment, parts and supplies used to service, repair, maintain and equip the foregoing;

          (g) all drawings, designs, plans and specifications prepared by architects, engineers, interior designers, landscape designers and any other professionals or consultants for the design, development, construction and/or improvement of the Casino Hotel, or for any other development of the Premises, as amended from time to time;

          (h) any administrative and judicial proceedings initiated by Mortgagor, or in which Mortgagor has intervened, concerning the Premises, and agreements, if any, which are the subject matter of such proceedings;

          (i) any customer lists utilized by Mortgagor including lists of transient guests and restaurant and bar patrons and "high roller" lists; and

          (j) all of the good will in connection with the assets listed in this Granting Clause Fifth and in connection with the operation of the Premises.

          Except as otherwise set forth herein and in the other Mortgage Documents, the assignment made by this Granting Clause Fifth shall not impair or diminish any right, privilege or obligation of Mortgagor with respect to the Operating Assets, nor shall any such obligation be imposed on Mortgagee.

                                Granting Clause Sixth

                    (a) All of Mortgagor's rights, title, interest, privileges and franchises in and to all buildings, structures (surface and subsurface), and other improvements of every kind and description, including, without limitation, all pedestrian bridges, entrance-ways, parking lots, plazas, curb-cuts, walkways, driveways and landscaping and such fixtures as constitute real proper-ty, now or hereafter erected or placed on the Land or on any other land or any interest therein hereafter acquired by Mortgagor and all of Mortgagor's rights, title, interest, privileges and franchises in and to all fixtures and articles of personal property now or hereafter attached to or contained in and used in connection with such buildings and improvements, including, without limitation, all apparatus, furniture, furnishings, machinery, motors, elevators, fittings, radiators, cooking ranges, ice boxes, ice machines, printing presses, mirrors, bars, mechanical refrigerators, furnaces, coal and oil burning apparatus, wall cabinets, machinery, generators, partitions, steam and hot water boilers, lighting and power plants, pipes, plumbing, radiators, sinks, bath tubs, water closets, gas and electrical fixtures, awnings, shades, screens, blinds, dishwashers, freezers, vacuum cleaning systems, office equipment and other furnishings, and all plumbing, heating, lighting, cooking, laundry, ventilating, incinerating, air-conditioning and sprinkler equipment or other fire prevention or extinguishing apparatus and material, and fixtures and appurtenances thereto; and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Land, any other land or any interest therein hereafter acquired by Mortgagor or to any such buildings and improvements thereon, in any manner.

          (b) All of Mortgagor's rights, title, interest, privileges and franchises in and to all other prop-erty, real, personal or mixed (other than Excepted Property), of every kind and description and wheresoever situate, now owned or which may be hereafter acquired by Mortgagor (including, without limitation, (i) the Ground Lease Land, if Mortgagor acquires the fee simple title to the Ground Lease Land or any part thereof whether by exercise of any or all of the options contained in Articles Forty-Fourth and Fifty-Second of the Ground Leases or otherwise, and/or the Parking Lease Land or any part thereof and/or any other Leased Facilities, if Mortgagor acquires fee simple title to such Leased Facilities or any part thereof, (ii) all air rights and rights to maintain supporting columns, all rights to construct and maintain tunnels and bridges and other elevated struc-tures, all rights to create private rights of way over streets now or hereafter owned or enjoyed by Mortgagor appurtenant to real property, including, without limitation, those rights, if any, granted by (t) Ordinance #68 of 1983 adopted December 20, 1983 by the City of Atlantic City, New Jersey (the "City") (u) Ordinance #35 of 1981 adopted May 21, 1981 by the City and recorded July 13, 1982 in Deed Book 3700 page 337, (v) Vacation Ordinance #17 of 1982, adopted March 11, 1982 by The Board of Commissioners of the City and recorded July 13, 1982 in Deed Book 3700 page 341, (w) Ordinance #36 of 1982 adopted February 10, 1983 by the City, (x) deeds from the City dated May 3, 1982 and recorded on May 7, 1982 in (A) Deed Book 3685 page 120, (B) Deed Book 3685 page 105, (C) Deed Book 3685 page 110, (D) Deed Book 3685 page 124, (E) Deed Book 3685 page 115 and
(F) Deed Book 3685 page 128, (y) corrective deeds from the City (A) dated June 28, 1982 and recorded July 13, 1982 in Deed Book 3701 page 1, (B) dated June 29, 1982 and recorded July 13, 1982 in Deed Book 3701 page 13, (C) dated June 28, 1982 and recorded July 13, 1982, in Deed Book 3701 page 9, (D) dated June 29, 1982 and recorded July 13, 1982 in Deed Book 3701 page 21, (E) dated June 28, 1982 and recorded July 13, 1982 in Deed Book 3701 page 5, and (F) dated June 29, 1982 and recorded July 13, 1982 in Deed Book 3701 page 17 and (z) easements from the City dated June 1, 1982 and recorded June 8, 1982 in (A) Deed Book 3693 page 56, (B) Deed Book 3693 page 60 and (C) Deed Book 3693 page 64, as corrected by corrective easements dated June 29, 1982 and recorded July 13, 1982 in (A) Deed Book 3701 page 25, (B) Deed Book 3701 page 33, and (C) Deed Book 3701 page 29, and (iii) to the extent assignable, all easements (including, without limitation, the Convention Hall Easements), licenses, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, franchises, liber-ties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way for the benefit of, or belonging, relating or pertaining to, the Trust Estate), it being the intention hereof that all property, interests, rights, privileges and franchises now owned by Mortgagor or acquired by Mortgagor after the date hereof (other than Excepted Property) shall be as fully embraced within and subjected to the Lien hereof as if such property were specifically described herein.

                                     *    *    *

          TOGETHER with all of Mortgagor's right, title and interest in and to any and all mineral and water rights and any title or reversion, in and to the beds of the ways, streets, avenues and alleys adjoining the Premises to the center line thereof and in and to all strips, gaps and gores adjoining the Premises on all sides thereof; and

          TOGETHER with any and all of Mortgagor's right, title and interest in and to the tenements, hereditaments, easements, appurtenances, passages, wa-ters, water courses, riparian rights, other rights, liberties and privileges thereof or in any way now or hereafter appertaining to the Premises, including, without limitation, any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof; and

          TOGETHER with any and all awards and other compensation heretofore or hereafter to be made to the present and all subsequent owners of the Trust Estate for any taking by eminent domain, either permanent or temporary, of all or any part of the Trust Estate or any easement or appurtenances thereof, including severance and consequential damage and change in grade of streets; and

          TOGETHER with any and all proceeds of any unearned premiums on any insurance policies described in Sections 5.11 and 5.12, and the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Estate or otherwise, all in accordance with and subject to the provisions of Section 5.11, Article IV of the Trust Indenture, and the Superior Instrument Requirements.

          EXCLUDING, with respect to all of the hereinabove granted property, rights, title, interest, privileges and franchises described in Granting Clauses First through Sixth and/or in the four immediately preceding paragraphs, all Excepted Property now or hereafter existing.

          TO HAVE AND TO HOLD all of said Premises, Leases, Facility Leases, Operating Assets, properties, options, credits, deposits, rights, privileges and franchises of every kind and description, real, personal or mixed, hereby and hereafter granted, bargained, sold, alienated, assigned, transferred, hypothecated, pledged, released, conveyed, mortgaged, or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the appurtenances thereto appertaining (said Premises, Leases, Facility Leases, Operating Assets, properties, options, credits, deposits, rights, privileges and franchises, other than Excepted Property now or hereafter existing, being herein collectively called the "Trust Estate") unto Mortgagee and its successors and assigns forev-er.

          SUBJECT, HOWEVER, to Permitted Liens (other than Restricted Encumbrances) and Section 1.14.

          BUT IN TRUST, NEVERTHELESS, for the benefit and security of the Secured Beneficiaries.

          UPON CONDITION that, until the happening of an Event of Default, Mortgagor shall be permitted to possess and use the Trust Estate, and to receive and use the rents, issues, profits, revenues and other income of the Trust Estate.

          AND IT IS HEREBY COVENANTED AND DECLARED that the Trust Estate is to be held and applied by Mortgagee, subject to the further covenants, conditions and trusts hereinafter set forth, and Mortgagor does hereby covenant and agree to and with Mortgagee, for the benefit of the Secured Beneficiaries, as follows:

                                     ARTICLE ONE

                         DEFINITIONS AND OTHER PROVISIONS OF
                                 GENERAL APPLICATION

Section 1.01.  Definitions.

          For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles in effect on the date hereof consistently applied; and

          (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision.

          "Affiliate" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Alterations" has the meaning set forth in Section 5.12.

          "Arbor Mortgage" means that certain mortgage, dated January 2, 1997, made by Mortgagor in favor of Arbor, Inc., securing a note in the original principal amount of $400,000 and recorded February 11, 1997 in Mortgage Book 6123, Page 1, and any Refinancing Indebtedness thereof, to the extent the same is permitted under the terms of the Trust Indenture and this Mortgage.

          "Architect" means an Independent Person selected by Mortgagor and licensed as an architect or engineer in the State of New Jersey.

          "Assignment of Leases and Rents" means the Assignment of Leases and Rents of even date herewith made by Mortgagor, as assignor, in favor of Mortgagee, as assignee.

          "Bankruptcy Law" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Casino" means that portion of the Casino Hotel used for gaming and related activities.

          "Casino Hotel" means the casino and hotel complex currently known as the "Trump Plaza Hotel and Casino" in Atlantic City, New Jersey and ancillary structures and facilities located on the Premises and all furniture, fixtures and equipment at any time contained therein in each case owned by or leased to Mortgagor and covered by the Lien of the Mortgage Documents.

          "Casualty" means any act or occurrence of any kind or nature which results in damage, loss or destruction to any buildings or improvements on the Premises and/or Tangible Personal Property.

          "Code" means the Federal Bankruptcy Code, Title 11 of the United States Code, as amended.

          "Collateral Agency Agreement" means the Collateral Agency
Agreement, dated as of April 17, 1996, by and among Mortgagee, Trustee, the Issuers, the Guarantors and such other persons as may be permitted to become parties thereunder in accordance with its terms and the terms of the Trust Indenture or the Initial Trust Indenture, as the same has been and may hereafter be amended from time to time in accordance with its terms.

          "Company" means Trump Atlantic City Associates, a New Jersey partnership.

          "Comparable Provision" has the meaning set forth in Section 5.20(b)(viii).

          "Convention Hall Easements" means the easements and agreements described on Schedule 4 attached hereto.

          "Debt Documents" has the meaning set forth in Section 1 of the Collateral Agency Agreement.

          "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default. Without limiting the generality of the previous provisions of this definition, the term "Default" shall include the occurrence of an event as to which a notice of default has been given to Mortgagor under any Facility Lease by a Lessor or under any Superior Mortgage by the holder thereof, which has not yet been cured.

          "Designated Representatives" has the meaning set forth in Section 1 of the Collateral Agency Agreement.

          "Egg Harbor Mortgage" means that certain mortgage, made October 31, 1997, encumbering the Egg Harbor Parcel made between Mortgagor and CFS Bank, a banking corporation organized and existing under the laws of the United States of America, securing a note in the original principal amount of $1,400,000 and recorded November 12, 1997 in Mortgage Book 6371, Page 339, and that certain Assignment of Rents and Profits as Further Security, dated October 31, 1997, made by Mortgagor in favor of CFS Bank and recorded November 12, 1997 in Deed Book 6372, Page 1, and any Refinancing Indebtedness thereof, to the extent the same is permitted under the terms of the Trust Indenture and Section 5.21(b)(i).

          "Egg Harbor Parcel" means the portion of the Owned Land designated as the "Egg Harbor Parcel" on Schedule 1.

          "Event of Default" has the meaning set forth in Section 3.01.

          "Excepted Property" means:

               (1) the personal property owned by lessees under Leases and the personal property of any Hotel guests;

               (2) counterchecks and any other property to the extent that the granting of a security interest therein is prohibited by the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq., and the regu-lations promulgated thereunder;

               (3) tradenames, intellectual property rights and interests in and to the use of the terms "Trump Plaza Hotel and Casino", "Trump", "Donald J. Trump",", "Donald Trump" or related variations thereof;

               (4) all cash and Cash Equivalents (as defined in the Trust Indenture) to the extent such cash and Cash Equivalents are not re-quired to be pledged to the Collateral Agent as security for the Obligations pursuant to the terms of the Trust Indenture; and

               (5) any property deemed to be Excepted Property pursuant to the provisions of Section 2.03.

          "Existing Encumbrances" means the Liens existing as of the date hereof.

          "Facility Leases" means, collectively:

               (1)  the Ground Leases;

               (2)  the Rothenberg Lease;

               (3) any other lease now existing or hereafter entered into or assumed by Mortgagor as lessee with respect to any real property, whether it be land, land and buildings and improvements thereon or only buildings and improvements (excluding the Parking Leases), which is material to the operation of the Mortgagor or which is necessary for the normal operation of the Casino Hotel in accordance with all Legal Requirements and all Permits; and

               (4) any and all modifications, extensions and renewals of the leases described in clauses (1) through (3) above, to the extent the same are permitted under Section 5.20.

          "F,F&E Financing Agreement" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Full Insurable Value" means the actual replacement cost (excluding the costs of foundation, footing, excavation, paving, landscaping and other similar, noninsurable improvements) of the insurable properties in question.

          "Ground Lease Land" means the real property described in Schedule 2.

          "Ground Leases" means the leases described in Schedule 2 as amended or supplemented to the extent permitted by Section 5.20.

          "Guarantee" means collectively, each guarantee made from time to time by the Guarantors of the Issuers' Indenture Obligations (as defined in the Trust Indenture) pursuant to Article Thirteen of the Trust Indenture.

          "Guarantors" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Holder" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Hotel" means that portion of the Casino Hotel not included within the Casino.

          "Impositions" has the meaning set forth in Section 5.08.

          "Indebtedness" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Independent" when used with respect to any specified Person means such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in Mortgagor or in any Affiliate of Mortgagor and (iii) is not connected with Mortgagor or any Affiliate of Mortgagor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to Mortgagee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.
A Person who is performing or who has performed services as an independent contractor to any specified Person shall not be considered not Independent merely by reason of the fact that such Person is performing or has performed such services.

          "Initial Mortgage" means that certain Indenture of Mortgage and Security Agreement dated as of April 17, 1996 between Mortgagor as mortgagor, and First Bank National Association, a national banking association, as Collateral Agent, as mortgagee, in the initial principal sum of $1,200,000,000 and recorded April 18, 1996 in Mortgage Book 5873, Page 25 in the Atlantic County Clerk's Office, State of New Jersey.

          "Initial Trust Indenture" means that certain Indenture dated April
17, 1996 among Mortgagor, the Issuers, Guarantors and First Bank National Association, as Trustee as it may from time to time be supplemented, modified or amended in accordance with its terms by one or more trust indentures or other instruments supplemental thereto entered into pursuant to the applicable provisions thereof.

          "Insurance Amount" has the meaning set forth in Section 5.11(a)(i).

          "Insurance Requirements" means all terms of any insurance policy covering or applicable to the Trust Estate or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Trust Estate or any part thereof or any use or condition of the Trust Estate or any part thereof.

          "Insurer" means (i) an insurance company or companies selected by Mortgagor authorized to issue insurance in the State of New Jersey with an A.M. Best & Company, Inc. rating level of A minus or better and an A.M. Best & Company, Inc. financial size category of X or better or, if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker.

          "Issuers" has the meaning set forth in Section 1.1 of the Trust Indenture or the Initial Trust Indenture, as applicable.

          "Land" means, collectively, the Owned Land and the Leased Land.

          "Lease" means each lease or sublease (made by Mortgagor as lessor or sublessor, as the case may be) of any space in any building or buildings, an interest in which building or buildings constitutes a part of the Trust Estate, including every agreement relating thereto or entered into in connection therewith and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed by the lessee or sublessee under any such lease or sublease. For purposes hereof, the term "Lease" shall include any license agreement, concession agreement or other occupancy agreement. Notwithstanding the foregoing, the term "Lease" shall not include any transient room rentals.

          "Leased Facilities" means, collectively, the Leased Land and any buildings and improvements now or hereafter located thereon.

          "Leased Land" means, collectively, the Ground Lease Land and any other land that is now or hereafter subject to a Facility Lease.

          "Legal Requirements" means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements (including, without limitation, the New Jersey Casino Control Act, the New Jersey Industrial Site Recovery Act and the New Jersey Spill Compensation and Control Act of 1976) of all governments, departments, commissions, boards, courts, authorities, agen-cies, officials and officers, of governments, federal, state and municipal (including, without limitation, the New Jersey Department of Environmental Protection, the Atlantic City Bureau of Investigations, the Division of Gaming Enforcement of the State of New Jersey, and the Casino Control Commission of the State of New Jersey), foreseen or unforeseen, ordinary or extraordinary, which now are or at any time hereafter become applicable to the Trust Estate or any part thereof, or any of the adjoining sidewalks, or any use or condition of the Trust Estate or any part thereof, including, without limitation, the use of the Casino Hotel as a gaming or gambling facility.

          "Lessors" means the lessors under the Facility Leases.

          "Lien" has the meaning set forth in Section 1.1 of the Trust
Indenture.

          "Material Instrument Requirements" means the applicable terms, conditions and provisions of (i) the Ground Leases with respect to the Ground Lease Land, (ii) the Parking Parcel Mortgage with respect to the Parking Parcel,
(iii) the Parking Leases with respect to the Parking Lease Land, (iv) the Egg Harbor Mortgage with respect to the Egg Harbor Parcel and (v) any other Facility Lease with respect to the portion of the Premises covered thereby.

          "Maturity" when used with respect to any Indebtedness means the date on which the principal (or any portion thereof) of such Indebtedness becomes due and payable as therein or herein provided, whether at the Stated Maturity, upon acceleration, optional redemption, required repurchase, scheduled principal payment or otherwise.

          "Mortgage" means this Indenture of Mortgage and Security Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

          "Mortgage Documents" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Mortgage Notes" means the Issuers' First Mortgage Notes (TAC II) due 2006 in an aggregate principal amount of $75,000,000, and First Mortgage Notes (TAC III) due 2006 in an aggregate principal amount of $25,000,000, issued pursuant to the Trust Indenture, including the guarantees thereof by the Guarantors.

          "Mortgagee" means the Persons named as "Mortgagee" in the first paragraph of this instrument including any successor entity which shall have become such pursuant to the applicable provisions of the Collateral Agency Agreement and this Mortgage.

          "Mortgagor" means the Person named as "Mortgagor" in the first paragraph of this instrument including any successor entity which shall have become such pursuant to the applicable provisions of this Mortgage.

          "Mortgagor Request" means a written request of the Mortgagor in the form of an Officers' Certificate.

          "Notices" has the meaning set forth in Section 1.02.

          "Obligations" has the meaning set forth in Section 1 of the Collateral Agency Agreement.

          "Offering Memorandum" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Officer" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Officers' Certificate" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Operating Assets" has the meaning set forth in Granting Clause
Fifth.

          "Opinion of Counsel" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Original Policy" means the ALTA Loan Policies of Title Insurance issued by Commonwealth Land Title Insurance Company, First American Title Insurance Co. and Chicago Title Insurance Company, pursuant to Commonwealth Land Title Insurance Company Title Commitment No. L970801(A) and Commonwealth Land Title Insurance Company

Title Commitment No. L970801 redated the date hereof, insuring Mortgagee as to the Liens of this Mortgage and the Taj Mortgage in an aggregate amount of not less than $100,000,000.

          "Outstanding Amount" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Owned Land" has the meaning set forth in Granting Clause First.

          "Parking Lease Land" means the real property described in Schedule
3.

          "Parking Leases" means the leases and licenses described in Schedule
3.

          "Parking Parcel" means the portion of the Owned Land designated as the "Parking Parcel" on Schedule 1.

          "Parking Parcel Mortgage" means that certain mortgage made by Donald
J. Trump, nominee, to Albert Rothenberg and Robert Rothenberg, dated October 3, 1983, securing a note in the original principal amount of $4,100,000 and re-corded October 6, 1983 in Mortgage Book 2900, page 233, encumbering portions of the Parking Parcel, and any Refinancing Indebtedness thereof, to the extent the same are permitted under the Trust Indenture and Section 5.21(b)(i).

          "Permits" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Permitted Liens" has the meaning set forth in Section 1.1 of the Trust Indenture. All references to the subsections of the definition of Permitted Liens shall mean the subsections of the definition of Permitted Liens as set forth in the Trust Indenture.

          "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or any other entity or government or any agency or political subdivision thereof.

          "Premises" has the meaning set forth in Granting Clause Third.

          "Refinancing Indebtedness" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Restricted Encumbrances" means (i) Leases which are subordinate to or shall be subordinate to the Lien of this Mortgage pursuant to Section 5.13,
(ii) the Mortgage Documents, and any other instrument now or hereafter executed, as additional security for the obligations secured by this Mortgage, (iii) any Lien which pursuant to the terms of the Trust Indenture, the Collateral Agency Agreement and the terms hereof is to be subordinate to, or pari passu with, the Lien of this Mortgage and (iv) the leases and licenses which as of the date hereof are subordinate to the Lien of this Mortgage pursuant to their terms or the terms of any non-disturbance agreement executed in connection therewith; it being intended that Restricted Encumbrances constitute those Permitted Liens which are subordinate to, or pari passu with, the Lien of this Mortgage.

          "Rothenberg Lease" means that certain Ground Lease, dated June 16, 1969, recorded June 18, 1969 in Deed Book 2478 page 276, among Albert Rothenberg and Robert Rothenberg, as lessors, and Four Seasons Motel Inc., as amended by
(i) Assignment of Lease, dated January 31, 1978, recorded February 9, 1978 in Deed Book 3205 page 48, by Four Seasons Motel Inc. to Isadore Mokrin and Dorothy Mokrin, (ii) Assignment of Lease, dated February 1, 1978, recorded February 9, 1978 in Deed Book 3205 page 52, by Isadore Mokrin and Dorothy Mokrin to Isadore Mokrin and Dorothy Mokrin Partnership, (iii) Assignment of Lease, dated March 13, 1978 recorded March 21, 1978 in Deed Book 3215 page 5, by Isadore Mokrin and Dorothy Mokrin Partnership to Boardwalk Properties Inc., (iv) Amended Lease, dated March 9, 1979, recorded April 9, 1979 in Deed Book 3332 page 33, among Albert Rothenberg and Robert Rothenberg, as lessors, and Boardwalk Properties Inc., as lessee, (v) Assignment and Assumption of Tenant's Interest in Lease, dated March 18, 1989 recorded March 20, 1989 in Deed Book 4865 page 223, by and between Boardwalk Properties Inc. and Donald J. Trump, (vi) Assignment and Assumption of Tenant's Interest in Lease, dated May 18, 1989 recorded June 19, 1989 in Deed Book 4921 page 183, by and between Boardwalk Properties Inc. and Donald J. Trump, (vii) Assignment of Lease, dated June 24, 1993 recorded June 25, 1993 in Deed Book 5517 page 110, by and between Donald J. Trump to Missouri Boardwalk, Inc. and (viii) Assignment of Lease, dated April 17, 1996, by and be-tween Missouri Boardwalk Inc. and Trump Plaza Associates.

          "Secured Beneficiaries" has the meaning set forth in Section 1 of the Collateral Agency Agreement.

          "Secured Loans" has the meaning set forth in Section 1 of the Collateral Agency Agreement.

          "Securities Act" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Security Agreement" means the Security Agreement, dated as of the date hereof, among the Issuers, Guarantors and Mortgagee.

          "Stated Maturity" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Subsidiaries" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Superior Mortgages" means, collectively, the Parking Parcel Mortgage, the Egg Harbor Mortgage, the Wozo Mortgage, and the Arbor Mortgage.

          "Taj Mortgage" means the Indenture of Mortgage and Security
Agreement, dated as of the date hereof, made by Trump Taj Mahal Associates for the benefit of Mortgagee, as amended or supplemented from time to time in accor-dance with the terms thereof.

          "Tangible Personal Property" has the meaning set forth in Granting Clause Fifth.

          "Trust Estate" has the meaning stated in the habendum to the Granting Clauses.

          "Trust Indenture" means, individually or collectively as the context may require, those certain Indentures of even date herewith among Mortgagor, the Issuers, Guarantors and U.S. Bank National Association, as Trustee, as they may from time to time be supplemented, modified or amended in accordance with their respective terms by one or more trust indentures or other instruments supple-mental thereto entered into pursuant to the applicable provisions thereof, a form of each of which (without exhibits) is attached hereto as Exhibit A.

          "Trust Indenture Act" has the meaning set forth in Section 1.1 of the Trust Indenture.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of the Trust Indenture and any successor thereto.

          "Uniform Commercial Code" means the New Jersey Uniform Commercial Code N.J.S.A. 12A:1-101 et seq.

          "Wozo Mortgage" means that certain mortgage, dated April 24, 1996, made by Mortgagor to Wozo, Inc., Abraham Wolf and Joseph Zoll, securing a note in the original principal amount of $1,000,000 and recorded July 29, 1997 in Mortgage Book 5959 Page 105, and any Refinancing Indebtedness thereof, to the extent the same is permitted under the Trust Indenture and this Mortgage.

Section 1.02.  Notices.

          (a)  Any request, demand, authorization, direction, notice
(including, without limitation, a notice of default), consent, waiver or other document provided or permitted by this Mortgage to be made upon, given or furnished to, or filed with, Mortgagor or Mortgagee (collectively, "Notices") shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          To Mortgagor:

               Trump Plaza Associates
               Mississippi Avenue and The Boardwalk
               Atlantic City, New Jersey 08401
               Attn: Chief Financial Officer

          with a copy to:

               Willkie Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, New York 10022
               Attn: Jack H. Nusbaum, Esq.

          To Mortgagee:

               U.S. Bank National Association
               180 East Fifth Street
               St. Paul, Minnesota  55101
               Attn:  Corporate Trust Department

          (b) Mortgagee or Mortgagor by notice in accordance with the terms hereof to the other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Mortgagee or Mortgagor shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowl-edged, if telecopied; and 5 Business Days (as defined in the Trust Indenture) after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Section 1.03.  Form and Contents of Documents
               Delivered to Mortgagee.

          Any Officers' Certificate or Opinion of Counsel delivered to Mortgagee in connection with this Mortgage shall be in compliance with the provisions of Section 12.4 of the Trust Indenture.

          Every application, certificate, report, affidavit, opinion, consent, statement or other instrument required to be delivered to Mortgagee under this Mortgage or under any other Mortgage Document shall be in writing and shall be prepared and delivered without cost or expense to Mortgagee.

Section 1.04.  Compliance Certificates and Opinions.

          Upon any application or request by Mortgagor to Mortgagee to take any action under any provision of this Mortgage, Mortgagor shall furnish to Mortgagee an Officers' Certificate and an Opinion of Counsel in compliance with the provisions of Section 12.4 of the Trust Indenture.

Section 1.05.  Effect of Headings and Table of Contents.

          The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.06.  Successors and Assigns; Amendments.

          (a)  Subject to the provisions of Section 1.10 hereof and
Section 6.2 of the Trust Indenture, and without limiting the generality of
Section 1.12 hereof, this Mortgage shall be binding upon and inure to the benefit of the parties hereto and of the respective successors and assigns of the parties hereto to the same effect as if each such successor or assign were in each case named as a party to this Mortgage.

          (b) This Mortgage may not be modified, amended, discharged, released nor any of its provisions waived except by agreement in writing executed by Mortgagor and Mortgagee and in accordance with the provisions of this Mortgage and the Trust Indenture.

Section 1.07.  Separability Clause.

          In case any provision in this Mortgage shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.08.  Benefits of Mortgage.

          Without limiting the generality of Section 1.12, nothing in this Mortgage, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, any benefit or any legal or equitable right, remedy or claim under this Mortgage.

Section 1.09.  Governing Law.

          This Mortgage shall be deemed to be a contract under the laws of the State of New Jersey and shall be construed in accordance with and governed by the laws of the State of New Jersey.

Section 1.10.  Limitation on Liability.

          A direct or indirect partner, director, officer, employee or stock-holder, as such, past, present or future of the Mortgagor or any successor entity shall not have any personal liability in respect of the obligations under this Mortgage by reason of his or its status as such partner, director, officer, employee or stockholder except to the extent such is an Issuer or a Guarantor. Each Holder by accepting a Security (as defined in the Trust Indenture) waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

Section 1.11.  Provisions Required by Trust Indenture.

          Whenever the provisions of this Mortgage and the provisions of the Trust Indenture shall be inconsistent, the provisions of the Trust Indenture shall govern.

Section 1.12.  Rights of Mortgagee.

          (a) Except as otherwise provided in Section 5 of the Collateral Agency Agreement:

               (i) Mortgagee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) any request or direction of Mortgagor mentioned herein shall be sufficiently evidenced by a Mortgagor Request;

               (iii) whenever in the administration of this Mortgage, Mortgagee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, Mortgagee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

               (iv) Mortgagee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by Mortgagee hereunder in good faith and in reliance thereon;

               (v) Mortgagee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document but Mortgagee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if Mortgagee shall determine to make such further inquiry or investigation, it shall be entitled (subject to the express limitations with respect thereto contained in this Mortgage) to examine the books, records and premises of Mortgagor, personally or by agent or attorney;

               (vi) Mortgagee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and Mortgagee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (vii) Mortgagee shall not be personally liable, in case of entry by it upon the Trust Estate, for debts contracted or liabilities or damages incurred in the management or operation of the Trust Estate; and


               (viii) no provision of this Mortgage shall require Mortgagee to expend or risk its own funds or otherwise incur any financial liability in the performance of its obligations hereunder, or in the exercise of any of its rights or powers.

          (b) The provisions of this Section 1.12 shall apply to all Mortgage Documents.

Section 1.13.  Mortgage Subject to Casino Control Act.

          Each provision of this Mortgage is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act.

Section 1.14.  Discharge of Lien.

          If Mortgagor shall pay or cause to be paid, or there shall otherwise be paid, to Mortgagee all amounts required to be paid by Mortgagor pursuant to the this Mortgage and all Obligations pursuant to the Debt Documents, including, without limitation, the Mortgage Notes and the Guarantee, shall have been satisfied and (a) the conditions precedent for the Trust Indenture to cease, determine and become null and void (except for any surviving rights of transfer or exchange of the Mortgage Notes provided in the Trust Indenture and for the obligation to pay the Trustee's fees and expenses provided in Section 8.7 of the Trust Indenture) in accordance with Article Nine of the Trust Indenture shall have occurred, or (b) there shall have occurred a Legal Defeasance (as defined in Section 9.2 of the Trust Indenture) of the Mortgage Notes, or (c) there shall have occurred a Covenant Defeasance (as defined in Section 9.3 of the Trust Indenture), then in any such case Mortgagee shall promptly cancel and discharge the Mortgage Documents, including, without limitation, this Mortgage, and any financing statements filed in connection herewith and execute and deliver to Mortgagor all such instruments as may be necessary, required or appropriate to evidence such discharge and satisfaction of said Lien or Liens. In connection with the disposition of all or any portion of the Trust Estate free and clear of the Lien of this Mortgage in accordance with the terms of Section 4.3 of the Trust Indenture, Mortgagee shall promptly execute and deliver to Mortgagor all such instruments as may be necessary, required or appropriate to evidence the release of such portion of the Trust Estate from the Lien of this Mortgage. Upon such release, the terms, conditions and obligations hereunder shall no longer apply to the portion of the Trust Estate so released and all defined terms hereunder shall be deemed appropriately modified.

Section 1.15.  General Application.

          (a) The remedies of Mortgagee upon any default by Mortgagor in the fulfillment of any of its obligations hereunder shall be limited in each instance by the provisions of Section 1.10, whether or not the provisions providing for such remedies explicitly refer to such Section.

          (b) The assertion of any rights upon any Default shall be subject in each instance to, if required, the giving of any notice and the expiration of any grace period provided for in Section 3.01 as a condition to such Default becoming an Event of Default, unless the Trust Indenture Act requires otherwise, in which case the Trust Indenture Act shall control.

          (c) For the purposes of this Mortgage, it is understood that an event which does not materially diminish the value of Mortgagee's interest in the Trust Estate shall not be deemed an "impairment of security," as that phrase is used in this Mortgage.

Section 1.16.  Mortgage Deemed to be Security Agreement.

          To the extent that the grant of a security interest in any portion of the Trust Estate is governed by the Uniform Commercial Code, this Mortgage is hereby deemed to be as well a security agreement under the Uniform Commercial Code for the purpose of creating hereby a security interest in all of Mortgagor's right, title and interest in and to said property, securing the obligations secured hereby, for the benefit of Mortgagee.

                                     ARTICLE TWO

                                RELEASE; SUBORDINATION

Section 2.01.  Possession by Mortgagor.

          So long as there shall have been no acceleration of maturity of any Indebtedness secured hereby, including, without limitation, the Mortgage Notes, Mortgagor shall be suffered and permitted, with power freely and without let or hindrance on the part of Mortgagee, subject to the provisions of this Mortgage and the Trust Indenture, to possess, use, manage, operate and enjoy the Trust Estate and every part thereof and to collect, receive, use, invest and dispose of the rents, issues, tolls, profits, revenues and other income from the Trust Estate or any part thereof, to use, consume and dispose of any consumables, goods, wares and merchandise in the ordinary course of business of operating the Casino Hotel and to adjust and settle all matters relating to choses in action, leases and contracts.

Section 2.02.  Obsolete Property.

          Mortgagor shall have the rights granted to it with respect to the disposition of certain Tangible Personal Property secured hereby pursuant to
Section 4.3 of the Trust Indenture (but subject to all restrictions pertaining thereto), the terms of which are incorporated herein by reference.

          Mortgagee shall, from time to time, promptly execute any written instrument in form satisfactory to Mortgagee to confirm the propriety of any action taken by Mortgagor under this Section 2.02, upon receipt by Mortgagee of a Mortgagor Request requesting the same, together with an Officers' Certificate stating that the action so to be confirmed was duly taken in conformity with this Section 2.02, and that the execution of such written instrument is appropriate to confirm the propriety of such action under this Section 2.02; provided, that Mortgagee shall have no liability thereunder and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) shall be paid by Mortgagor.

Section 2.03.  F,F&E Financing Agreements.

          Notwithstanding any provision contained in this Mortgage or the Trust Indenture to the contrary, if Mortgagor has acquired or hereafter acquires Tangible Personal Property and/or other items constituting operating assets subject to any F,F&E Financing Agreement, or becomes the lessee under a lease for any of the same and if the document evidencing such F,F&E Financing Agreement prohibits subordinate Liens or the provisions of any such lease prohibits any assignment thereof by the lessee, and if any such prohibition is customary with respect to similar transactions of the lender or lessor (as evidenced by an Officers' Certificate delivered to Mortgag-ee, together with such other evidence as Mortgagee may reasonably request), as the case may be, then the property so purchased or the lessee's interest in the lease, as the case may be, shall be deemed to be Excepted Property. If any such F,F&E Financing Agreement permits subordinate Liens then Mortgagee shall execute and deliver to Mortgagor, at Mortgagor's expense, such documents as the holder of such F,F&E Financing Agreement may reasonably request to evidence the subordination of the Lien of this Mortgage and the Mortgage Documents to the Lien of such F,F&E Financing Agreement.

Section 2.04.  Intentionally Omitted.


                                    ARTICLE THREE

                                       REMEDIES

Section 3.01.  Events of Default.

          "Event of Default," whenever used herein, means an "Event of Default," as defined in Section 7.1 of the Trust Indenture, shall occur and be continuing (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administra-tive or governmental body).

Section 3.02.  Application of Moneys Received by Mortgagee.


          Any moneys received by Mortgagee pursuant to the provisions of this Article Three (including moneys received after any action or act by Mortgagee under Section 3.10) shall be applied by Mortgagee in accordance with the provisions of Section 7.6 of the Trust Indenture.

Section 3.03.  Restoration of Rights and Remedies.

          If Mortgagee has instituted any proceeding to enforce any right or remedy under this Mortgage and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and thereafter all rights and remedies of Mortgagee shall continue as though no such proceeding had been instituted.

Section 3.04.  Rights and Remedies Cumulative.

          No right or remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 3.05.  Delay or Omission Not Waiver.

          No delay or omission of Mortgagee to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Three or by applicable law to Mortgagee may be exercised, from time to time, and as often as may be deemed expedient, by Mortgagee.

Section 3.06.  Undertaking for Costs.

          If any action or proceeding shall be commenced (including, without limitation, an action to foreclose this Mortgage or to collect the Indebtedness or under the Guarantee secured hereby) to which action or proceeding Mortgagee is made or becomes a party, or in which it becomes necessary in the opinion of Mortgagee to defend or uphold the Lien of this Mortgage, then Mortgagor shall pay to Mortgagee all expenses, including, without limitation, reasonable attorneys, fees, disbursements and court costs incurred by Mortgagee in connection therewith, together with interest at the rate then payable on such Indebtedness, from the date of payment less the net amount received by Mortgagee, as its interest may appear under any title insurance policy, and, until paid, all such expenses, together with interest as aforesaid, shall be secured by the Lien of this Mortgage.

Section 3.07.  Waiver of Appraisement and Other Laws.

          To the full extent that it may lawfully so agree, Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Trust Estate, or any part thereof, or the possession thereof by any purchaser at any sale under this Article Three; and Mortgagor, for itself and all who may claim under Mortgagor, so far as Mortgagor or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws. Mortgagor, for itself and all who may claim under Mortgagor, waives, to the extent that Mortgagor may lawfully do so, all right to have the property in the Trust Estate marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Mortgage may order the sale of the Trust Estate as an entirety.

          If any law in this Section 3.07 referred to and now in force, of which Mortgagor or its successor or successors might take advantage despite this
Section 3.07, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section 3.07.

Section 3.08.  Entry.

          Mortgagor agrees that upon the occurrence, and during the continuance, of an Event of Default, Mortgagor, upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession of, and it shall be lawful for Mortgagee by such officers or agents as it may appoint to enter and take possession of, the Trust Estate (and the books and papers of Mortgagor), and to hold, operate and manage the Trust Estate (including the making of all needful repairs, and such alterations, additions and improvements as Mortgagee shall deem wise) and to receive the rents, issues, tolls, profits, revenues and other income thereof, and, after deducting the costs and expenses of entering, taking possession, holding, operating and managing the Trust Estate, as well as payments for taxes, insurance and other proper charges upon the Trust Estate and reasonable compensation to itself, its agents and counsel, to apply the same as provided in Section 3.02; provided, however, that Mortgagee's rights under this
Section 3.08 shall be subject to the provisions of the New Jersey Casino Control Act and Section

3.13. Whenever all that is then due upon the Debt Documents, including without limitation, the Mortgage Notes and under any of the terms of this Mortgage shall have been paid and all defaults hereunder shall have been cured, Mortgagee shall surrender possession to Mortgagor.


Section 3.09.  Power of Sale; Suits for Enforcement.

          If an Event of Default shall occur and be continuing, Mortgagee, with or without entry, in its discretion, may:

          (a) sell, subject to any mandatory requirements of applicable law, the Trust Estate as an entirety, or in such parcels, as Mortgagee may determine, to the highest bidder at public auction at such place and at such time (which sale may be adjourned by Mortgagee from time to time in its discretion by announcement at the time and place fixed for such sale, without further notice) and upon such terms as Mortgagee may fix and briefly specify in a notice of sale to be published as required by law; or

          (b) proceed to protect and enforce its rights under this Mortgage by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Mortgage or in aid of the execution of any power granted in this Mortgage or for the foreclosure of this Mortgage or for the enforcement of any other legal, equitable or other remedy, as Mortgagee shall deem most effectual to protect and enforce any of the rights of Mortgagee; the failure to join tenants shall not be asserted as a defense to any foreclosure or proceeding to enforce the rights of Mortgagee.

Section 3.10  Incidents of Sale.

          Upon any sale of any of the Trust Estate, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:

          (a) subject to the provisions of Section 3.13 and the receipt of any required prior approvals of the New Jersey Casino Control Commission, Mortgagee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver the Mortgage Notes or any other Debt Document or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Mortgage Notes or any other Debt Document, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to Mortgagee after being appropriately stamped to show partial payment;

          (b) Mortgagee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

          (c) Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but if so requested by Mortgagee or by any purchaser, Mortgagor shall ratify and confirm any such sale or transfer by executing and delivering to Mortgagee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

          (d) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of Mortgagor of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against Mortgagor, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof from, through or under Mortgagor, its successors and assigns; and

          (e) the receipt of Mortgagee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.

Section 3.11.  Receiver.

          Upon the occurrence of an Event of Default and commencement of judicial proceedings by Mortgagee to enforce any right under this Mortgage, Mortgagee shall be entitled, as against Mortgagor, without notice or demand and without regard to the adequacy of the security for the Mortgage Notes, the Guarantee or any other Debt Document or the solvency of Mortgagor, to the appointment of a receiver of the Trust Estate, and of the rents, issues, profits, revenues and other income thereof; provided, however, that Mortgagee's rights under this Section 3.11 shall be subject to the provisions of the New Jersey Casino Control Act and Section 3.13 hereof.

Section 3.12.  Suits to Protect the Trust Estate.

          Mortgagor hereby acknowledges the right of Mortgagee, in the name and on behalf of Mortgagor, (a) to appear in and defend any action or proceeding brought with respect to the Trust Estate or any part thereof and (b) upon 5 days' prior notice to Mortgagor (or such shorter period or without notice if deemed necessary and appropriate by Mortgagee), Mortgagee shall have power to institute and to maintain such proceedings as Mortgagee may deem necessary and appropriate, but in the case of (a) and (b) to prevent any impairment of security or any impairment of the Trust Estate in all cases by any acts which may be unlawful or in violation of this Mortgage and to protect Mortgagee's interests in the Trust Estate and in the rents, issues, profits, revenues and other income arising therefrom, including the right to institute and maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be materially prejudicial to the interests of Mortgagee.

Section 3.13.  Management of the Premises.

          Without limiting the generality of any other provision of this Article Three, following an Event of Default and the taking of possession of the Trust Estate or any part thereof by Mortgagee and/or the appointment of a receiver of the Trust Estate or any part thereof, Mortgagee or any such receiver shall be authorized, in addition to the rights and powers of Mortgagee and such receiver set forth elsewhere in this Mortgage, to take any action permitted under Article Seven of the Trust Indenture.

                                     ARTICLE FOUR

                          CONSOLIDATION, MERGER, CONVEYANCE,
                                  TRANSFER OR LEASE

Section 4.01.  Consolidation, Merger, Conveyance
               or Transfer only on Certain Terms.

          Mortgagor shall be bound by all provisions applicable to Mortgagor in Section 13.6 of the Trust Indenture, the terms of which are incorporated herein by reference.


                                     ARTICLE FIVE

                      COVENANTS AND REPRESENTATIONS OF MORTGAGOR

Section 5.01.  Performance of Obligations.

          Mortgagor shall duly and punctually pay and perform the Obligations in accordance with the terms of the Debt Documents to which it is a party (including, without limitation, Article Thirteen of the Trust Indenture).

Section 5.02.  F,F&E Financing Agreements.

          Mortgagor shall comply with all of the terms and conditions set forth in any F,F&E Financing Agreements before the expiration of any applicable notice and cure periods contained in any such F,F&E Financing Agreements.

Section 5.03.  Limitations on Liens and Transfers.

          (a) Except as otherwise expressly permitted under this Mortgage and the Trust Indenture (including, without limitation, Article Five of the Trust Indenture), Mortgagor shall not create, incur, suffer or permit to be created or incurred or to exist any Lien on all or any portion of the Trust Estate, other than Permitted Liens.

          (b) The Lien of this Mortgage shall be subject and subordinate to the Lien of any Existing Encumbrances and the Permitted Liens de-scribed in subsections (a) (other than with respect to Refinancing Indebtedness of the Securities (as defined in the Trust Indenture)), (c) (but only to the extent that such F,F&E Financing Agree-ment requires the Lien of this Mortgage to be subordinate thereto), (i) and (j) (but only to the extent that such Acquired Indebtedness (as defined in the Trust Indenture) requires the Lien of this Mortgage to be subordinate thereto) of the definition of Permitted Lien, to the extent that each thereof encumbers Mortgagor's interest in the Trust Estate or any part thereof. The foregoing provisions of this Section 5.03(b) shall be self-operative and no further instrument shall be required to give effect to such subordination. Mortgagee shall, however, from time to time, after receipt of a Mortgagor Request therefor (accompanied by an Officers' Certificate stating that said conditions have been satisfied) execute instruments in form and substance reasonably satisfactory to the holder of a particular Superior Mortgage confirming such subordination.

          (c) Mortgagor shall not sell, assign, lease or otherwise transfer all or any portion of the Trust Estate or any interest therein (including, without limitation, any interest in the Ground Leases) in violation of the terms of this Mortgage or the terms of the Trust Indenture (including, without limitation, Sections 4.3 and 13.6 of the Trust Indenture). Without limiting the generality of the foregoing, Mortgagor shall not separate, or at-tempt to separate, its ownership of its interest in the Ground Leases from the ownership of the buildings constituting the Casino Hotel or any part thereof. Notwithstanding the foregoing, Mortgagor shall have the right, at any time and from time to time, unless an Event of Default shall have occurred and be continuing, without any release from or consent by Mortgagee, to grant Permitted Liens; provided, (i) that none of the same will reduce or impair, in any material respect, (A) the value or usefulness of the Trust Estate or (B) the normal operation of the Casino Hotel in accordance with all Legal Requirements and all Permits, (ii) no Event of Default has occurred and is continuing and
(iii) Mortgagor shall promptly deliver to Mortgagee a duplicate original of the instrument, if any, pursuant to which such grant is to be made, and such other instruments, certificates and opinions as Mortgagee may reasonably request. The foregoing provisions of this Section 5.03(c) shall be self-operative and no further instrument shall be required to evidence the consent of Mortgagee to the grant or other conveyance of such rights-of-way or easements. Mortgagee shall, however, from time to time, after receipt of a Mortgagor Request therefor (accompanied by an Officers' Certificate stating that said conditions have been satisfied) execute instruments in form and substance reasonably satisfactory to Mortgagee confirming the permissibility of such grant or other conveyance but only with respect to the Permitted Liens incurred after the date hereof described in subsections (a) (but only with respect to Refinancing Indebtedness), (i), (j) and (k) of the defini-tion of Permitted Liens.

Section 5.04.  Environmental.

          Without limiting the generality of any other provision of this Mortgage, Mortgagor covenants, represents and warrants to Mortgagee as follows:

          (a) Mortgagor shall comply with any and all federal, state and local environmental legislation, rules, and regulations in effect as of the date of this Mortgage and subsequent thereto, including, without limitation, the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.) (the "Spill Act"); the Industrial Site Recovery Act (N.J.S.A. 13:lK-6 et seq.) ("ISRA"); the Solid Waste Management Act (N.J.S.A. 13:E-1 et seq.); the Resource, Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA"); the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), each as amended, and such other environmental legislation, rules and regulations, as are in or may come into effect and apply to (i) Mort-gagor and/or Mortgagee with respect to the Premises or (ii) the transactions contemplated hereby, and as to any occupants or users of the collateral, whether as lessees, tenants, licensees or otherwise, Mortgagor shall use its best efforts to cause same to comply with said legislation, rules and regulations. Mortgagor agrees to pay all costs required in connection with compliance with the foregoing legislation, rules and regulations.

          (b) Mortgagor has not used in the past, nor shall Mortgagor use in the future, the Premises for the purpose of refining, producing, storing, handling, transferring, processing or transporting "Hazardous Substances", as such term is defined in ISRA, the Spill Act, CERCLA or the regulations relating thereto, except that Mortgagor and its subsidiaries have used, and Mortgagor may continue in the future to use, substances in the operation and maintenance of the Premises, including, without limitation, heating oil, gasoline and cleaning chemicals which could be considered as "Hazardous Substances" under the preceding definition.

          (c) To the best of Mortgagor's knowledge, after due inquiry and investigation, none of the real property owned, leased and/or occupied by Mortgagor and located in the State of New Jersey, including, without limitation, the Premises, has been or is now being used as a "Major Facility" as such term is defined in N.J.S.A. 58:10-23.llb(l). Mortgagor will not use the Premises in the future as a "Major Facility".

          (d) To the best of Mortgagor's knowledge, after due inquiry and investigation, no Lien has been attached to any revenues or any real or personal property owned by Mortgagor or the Premises, as a result of the Chief Executive of the New Jersey Spill Compensation Fund expending monies from said fund to pay for "Cleanup Costs", as such term is defined in N.J.S.A. 58:10-23.llb(d), arising from an intentional or unintentional action or omission of Mortgagor or any previous owner and/or operator of such real property.

          (e) There is no asbestos or asbestos containing material on the Premises currently owned, operated or leased by Mortgagor. To the best of Mortgagor's knowledge, after due inquiry and investigation, there are no under-ground storage tanks located at or on the Premises. Mortgagor has not installed or placed, or permitted to be installed or placed, any underground storage tanks at or on the Premises. Underground storage tanks shall have the definition as set forth in N.J.S.A. 58:10A-22(p).

          (f) Except as previously provided to Mortgagee, Mortgagor has not received a summons, citation, directive, letter, other written communi-cation, or, to the best of its knowledge, any oral communication ("Com-munication"), and in any event, no such Communication remains outstanding, from the New Jersey Department of Environmental Protection or from any other person, firm or corporation concerning any intentional or unintentional action or omis-sion on Mortgagor's part resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.llb(k), into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey, in either case resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey.

          (g) In connection with any purchase of the Premises or any business or assets located thereon or any closing, terminating or transferring of ownership or operations of any "industrial establishment", as that term is defined in ISRA or in the predecessor statute to ISRA, occurring on or after December 31, 1983, Mortgagor required that the owner and or operator of the industrial establishment comply with the provisions of ISRA or in the predecessor statute and the owner and or operator did comply therewith.

          (h) Upon the occurrence of an Event (as hereinafter defined), Mortgagee shall have the right to have its consultants perform a comprehensive environmental audit of the Premises. Such audit shall be con-ducted by an environmental consultant chosen by Mortgagee and may include a visual survey, a record review, an area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Premises, an asbestos survey of the Premises, which may include random sampling of the improvements and air quality testing, and such further site assessments as Mort-gagee may reasonably require due to the results obtained from the foregoing. Mortgagor grants Mortgagee, its agents, consultants and contractors the right to enter the Premises as reasonable or appropriate for the circumstances for the purposes of performing such studies and the reasonable cost of such studies shall be due and payable by Mortgagor to Mortgagee upon demand and shall be se-cured by the Lien of this Mortgage. Mortgagee shall direct the environmental consultant to use its best efforts not to hinder Mortgagor's or any tenant's operations when conducting such audit, sampling or inspections. For purposes of this paragraph, the term "Event" shall mean (i) the occurrence of any Event of Default, (ii) the issuance of any summons, citation, directive or similar written notice from the New Jersey Department of Environmental Protection or from any other local, state or federal entity or from any other person, firm or corporation concerning any alleged material violation of any and all federal, state and local environmental legislation, rules and regulations in effect as of the date of this Mortgage and subsequent thereto or (iii) the initiation of any legal action, suits or other legal or administrative proceedings relating to or in connection with any alleged violation of any and all federal, state and local environmental legislation, rules and regulations in effect as of the date of this Mortgage and subsequent thereto. By undertaking any of the measures identified in and pursuant to this subsection (h), Mortgagee shall not be deemed to be exercising any control over the operations of Mortgagor or the handling of any environmental matter or hazardous wastes or substances of Mortgagor for pur-poses of incurring or being subject to liability therefor.

          (i) If a Lien shall be filed against the Premises by the New Jersey Department of Environmental Protection, pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.llf(f), as a result of the Chief Executive of the New Jersey Spill Compensation Fund having expended monies from said fund to pay for "Damages", as such term is defined in N.J.S.A. 58:10-23.llg, and/or "Cleanup and Removal Costs", as such term is defined in N.J.S.A. 58:10-23(b), arising from an intentional or unintentional action or omission of Mortgagor resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11(b)k into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters, then, unless there is a good faith basis for contesting such Lien and Mortgagor is so contesting such Lien in accordance with Section 5.09, Mortgagor shall, within 30 days from the date that Mortgagor is given notice that the Lien has been placed against the Premises or within such shorter period of time if the State of New Jersey has commenced steps to cause the Premises to be sold pursuant to the Lien, either (i) pay the claim and remove the Lien from the Premises, or (ii) furnish (A) a bond satisfactory to a title company selected by Mortgagee (the "Title Insurer") in the amount of the claim out of which the Lien arises, (B) to the Trustee, a cash deposit (which may be disbursed by the Trustee in its sole discretion) in the amount of the claim out of which the Lien arises, or (C) other security reason-ably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the Lien arises.

          (j) Mortgagor shall use its best efforts to cause compliance by all lessees with all applicable Legal Requirements relating to environmental protection.

          (k) Mortgagor shall promptly provide Mortgagee with copies of all notices which allege or identify any actual or potential violation or noncompliance received by or prepared by or for Mortgagor in connection with ISRA, CERCLA, the Spill Act, RCRA or any other environmental law, rule or regulation relating to the Premises. For purposes of this paragraph, the term "notice" shall mean any summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other materials pertinent to compliance of the Trust Estate and Mortgagor with such environmental laws, rules or regulations.

          (l) If this Mortgage is foreclosed, Mortgagor shall deliver the Premises in compliance with all applicable federal, state and local environmental laws, ordinances, rules and regulations, including, without limitation, ISRA.

          (m) Without limiting the generality of Section 5.22, Mortgagor agrees to defend, indemnify and save Mortgagee harmless from and against any loss or liability, cost or expense (including, without limitation, reasonable attorneys' fees, consultants' fees, disbursements and court costs) arising out of, or incurred in connection with, Mortgagor's misrepresentation, or failure promptly (but in no event to exceed the time period permitted by law) to comply with and perform its obligations, under this Section 5.04. The provisions of this subsection (m) shall survive any transfer of the Premises, including a transfer after a foreclosure of this Mortgage.

Section 5.05.  Pari Passu Liens.

          Any Liens permitted by the terms of the Trust Indenture and the Collateral Agency Agreement to be on a parity with the Lien of this Mortgage may be on a parity with the Lien of this Mortgage only if such Lien and the Indebtedness, if any, secured thereby shall in all respects be in accordance with the provisions of the Collateral Agency Agreement and the Trust Indenture.


Section 5.06.  Warranty of Leasehold Estate and Title.

          Mortgagor represents and warrants that as of the date hereof:

          (a) Mortgagor is duly authorized under the laws of the State of New Jersey and all other applicable laws to execute and deliver the Mortgage Documents, and all corporate and partnership action on Mortgagor's part necessary for the valid execution and delivery of the Mortgage Documents has been duly and effectively taken;

          (b) Mortgagor is the lawful owner and is lawfully seized and possessed of the Owned Land and all buildings and improvements thereon, free and clear of all Liens, charges or encumbrances, other than the Mortgage Documents and the Existing Encumbrances;

          (c) Mortgagor is the holder of and has good and marketable title to the leasehold interests and leasehold estates under all existing Facility Leases and the easement interests and easement estates under the Convention Hall Easements, subject to no Lien, encumbrance or charge other than the Mortgage Documents and the Existing Encumbrances;

          (d) (i) each existing Facility Lease is a valid and subsisting demise of the respective Leased Land for the term therein set forth, and without limiting the generality of the foregoing, all conditions to the effectiveness of the Ground Leases contained in Article Fifty-First of the Ground Leases have been either waived or satisfied, (ii) there are no defaults under any Facility Lease by any lessor or the lessee as to which written notice has been given to or by the lessee, (iii) Mortgagor has delivered to Mortgagee a true and correct copy of each existing Facility Lease, and all modifications, amendments and supplements thereto, and (iv) each existing Facility Lease is in full force and effect and has not been modified, amended or supplemented, except as described on Schedule 2;

          (e) Mortgagor has good title to the Operating Assets, subject to no Lien, encumbrance or charge, other than the Mortgage Documents and the Existing Encumbrances;

          (f) Mortgagor has good and lawful right and authority to execute this Mortgage and to grant, bargain, sell, alien, convey, assign, transfer, hypothecate, pledge, mortgage and confirm the Trust Estate as provided herein (including, without limitation, with respect to the Operating Assets and Facility Leases), without the consent of any third party, other than governmental authorities and certain Superior Mortgage holders and other secured Persons but any applicable or necessary consent or approval of any such governmental authority, Superior Mortgage holders and other such Persons has been given or waived in accordance with applicable law at or prior to the execution and delivery of this Mortgage, and upon the proper recording and indexing hereof, this Mortgage constitutes a valid first mortgage Lien and first priority security interest in the Trust Estate, subject only to Existing Encum-brances (including, without limitation, the Superior Mortgages); and

          (g) (i) all amounts due under the Superior Mortgages and the instruments secured thereby have been paid to the extent they were due and payable to the date hereof, and (ii) there is no existing default under said Superior Mortgages or instruments, or in the performance of any of the terms, covenants, conditions or warranties therein on the part of Mortgagor to be performed and observed thereunder as to which written notice has been given to Mortgagor.

          Mortgagor hereby does and shall forever warrant and defend (a) the title to the Trust Estate (including, without limitation, Mortgagor's leasehold estate under, and the lessee's interests in, each existing Facility Lease) (subject to Permitted Liens) and (b) the priority of the Lien of the Mortgage Documents thereon (subject to Permitted Liens other than Restricted Encumbranc-es), against the claims and demands of all persons whomsoever, at Mortgagor's sole cost and expense. No title company may rely on any of the foregoing representations or warranties or make any claim in connection therewith by way of subrogation or otherwise.

Section 5.07.  After-Acquired Property; Further Assurances; Recording.


          All property, real, personal or mixed or any interest therein (other than Excepted Property), of every kind and description and wheresoever situate, which may be hereafter acquired by Mortgagor, the Company or any of its Subsidiaries (including, without limitation, fee title to any Leased
Land) which shall be used or materially useful in connection with the Trust Estate or any part thereof or shall otherwise materially relate to the operation of the Casino Hotel or which shall be acquired by Mortgagor or the Company or any of its Subsidiaries from proceeds due to an Event of Loss with respect to the Premises in accordance with the provisions of Section 5.15 of the Trust Indenture, shall immediately upon the acquisition thereof by Mortgagor, the Company or any of its Subsidiaries, and without any further mortgage, conveyance or assignment, become subject to the Lien of this Mortgage as fully as though now owned by Mortgagor and covered by the Granting Clauses. Nevertheless, Mortgagor, the Company or any of its Subsidiaries, as applicable, shall do, execute, acknowledge and deliver all and every such further acts, conveyances, mortgages, financing statements and assurances as Mortgagee shall require for accomplishing the express purposes of this Mortgage and the Trust Indenture.

          Mortgagor shall, as provided in Section 5.13, from time to time subject to the Lien of this Mortgage its right, title and interest under all Leases.

          Mortgagor shall use reasonable efforts to ensure that all Operating Assets or any interest therein hereafter acquired by Mortgagor, the Company or any of its Subsidiaries shall be assignable to Mortgagee, and to the extent such assignment to Mortgagee requires the consent of any governmental authority or any other Person, Mortgagor shall use all reasonable efforts to obtain such consent or a waiver thereof.

          Mortgagor, the Company or any of its Subsidiaries, as applicable, shall cause this instrument (or other appropriate instruments) and all other in-struments of further assurance, including all financing statements and contin-uation statements covering security interests in personal property, to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and shall execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law or as requested by Mortgagee to fully preserve and protect the rights of Mortgagee as a secured party under the Uniform Commercial Code to all property comprising the Trust Estate (to the extent a grant of a security interest therein is governed by the Uniform Commercial Code) and to perfect, preserve and protect the Lien of this Mortgage as a valid first, (other than with respect to Acquired Indebtedness permitted by the terms of Section 5.11 of the Trust Indenture) mortgage Lien of record and a valid first (other than with respect to Acquired Indebtedness permitted by the terms of Section 5.11 of the Trust Indenture) priority security interest on the Trust Estate subject to Permitted Liens (including, without limitation, the Superior Mortgages), other than Restricted Encumbrances.

          Mortgagor shall pay all filing or recording fees, and all expenses incident to the execution and delivery of this Mortgage, any financing statement or continuation statement with respect to the personal property constituting part of the Trust Estate, and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any financing statement or continuation statement with respect to the personal property constituting part of the Trust Estate or any instrument of further assurance.

          Mortgagor shall furnish to Mortgagee promptly after the acquisition hereafter by Mortgagor, the Company or any of its Subsidiaries of any fee interest or leasehold interest in real property (i) material to the opera-tion of Mortgagor, (ii) which is necessary for the normal operation of the Casino Hotel in accordance with all Legal Requirements and all Permits or
(iii) which shall be acquired by Mortgagor or the Company or any of its Subsidiaries from proceeds due to an Event of Loss with respect to the Premises in accordance with the provisions of Section 5.15 of the Trust Indenture, (a) a mortgagee policy of title insurance on the most recent form of American Land Title Association standard loan policy, extended coverage, which policy shall (i) contain all such endorsements and affirmative insurance, to the extent reasonably applicable and available at the then standard published rates for the State of New Jersey (or if there shall be no such published rates, at commercially reasonable premiums), as is contained in the Original Policy and (ii) evidence that title to such real property is subject to no Liens or encumbrances, other than Permitted Liens, which would
(A) render title unmarketable or (B) violate any other provision of this Mortgage or the Trust Indenture, (b) an as-built survey meeting the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys", certified within 60 days prior to the acquisition date by a surveyor licensed in the State of New Jersey using the same form of certification as that contained in the surveys of the Premises delivered to Mortgagee on the date of this Mortgage and (c) an Officers' Certificate certifying that the mortgagee policy of title insurance and survey delivered pursuant to clauses (a) and
(b) comply, respectively, with the provisions of such clauses (a) and (b).

          Notwithstanding anything contained herein or in the Trust Indenture to the contrary, neither Mortgagor, the Company nor any of its Subsidiaries may acquire any property, real, personal or mixed or any interest therein (other than Excepted Property), of every kind and description and wheresoever situate (including, without limitation, fee title to any Leased Land), which shall be used or materially useful in connection with the Trust Estate or any part thereof or shall otherwise materially relate to the operation of the Casino Hotel or which shall be acquired by Mortgagor or the Company or any of its Sub-sidiaries from proceeds due to an Event of Loss with respect to the Premises in accordance with the provisions of Section 5.15 of the Trust Indenture, unless Mortgagor, the Company or any of its Subsidiaries, as applicable, shall comply with the provisions of this Section 5.07.

Section 5.08. Payment of Taxes and Certain Claims; Maintenance of Properties; Compliance with Legal Requirements and
               Insurance Requirements.

          Mortgagor shall:

          (a) subject to the provisions of Section 5.09, pay or cause to be paid before the date on which any fine, penalty, interest or cost may be added for nonpayment (but no later than when the same are payable by Mortgagor pursuant to any Superior Instrument Requirement), all taxes (including, without limitation, real estate taxes, personal or other property taxes and all sales, value added, use and similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed prior to the satisfaction of this Mortgage), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including, without limitation, all interest, additions to tax and penalties thereon), that may be assessed, levied, confirmed or imposed on or in respect of or be a Lien upon (i) the Trust Estate (including, without limitation, the Leased Land) or any part thereof or any rent therefrom or any estate, right or interest therein, or
(ii) any acquisition, occupancy, use, leasing, or posses-sion of or activity conducted on the real property or any part thereof included in the Trust Estate or any gross receipts thereof or of the rent therefrom (all of the foregoing being referred to collectively as "Impositions"). Notwithstanding the foregoing or any other provision of this Mortgage or the Trust Indenture, Mortgagor shall not be required to pay any income, profits or revenue tax upon the income of Mortgagee or the Holders nor any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of Mortgagee or the Holders nor any interest, additions to tax or penalties in respect thereof, unless such tax is imposed, levied or assessed in substitution for any Imposition that Mortgagor is required to pay pursuant to this Section 5.08. Mortgagor shall deliver to Mortgagee, at Mortgagee's request, official receipts or other proof evidencing payments of any Impositions in accordance with the requirements of this Section 5.08. Mortgagor shall not be entitled to any credit for taxes or assessments paid against the Mortgage Notes;

          (b) except for such property which Mortgagor may dispose of or replace pursuant to Section 2.02 and the terms of the Trust Indenture, maintain and keep all of Mortgagor's properties used or useful in the conduct of Mortgagor's business, including, without limitation, the Casino Hotel and all Tangible Personal Property, in such good repair, working order and condition, except for reasonable wear and use, and shall make or cause to be made all such needful and proper repairs, renewals and replacements thereto consistent with the standards of first-class casino and hotel complexes in Atlantic City, New Jersey;

          (c) occupy and continuously operate the Casino Hotel and keep the Casino Hotel supplied with Tangible Personal Property, all in a manner consistent with the standards of first-class casino and hotel complexes in Atlantic City, New Jersey;

          (d) subject to the provisions of Section 5.09, (i) comply with all Legal Requirements and Insurance Requirements, whether or not compliance therewith shall require structural changes in the buildings and improvements included in the Trust Estate or interfere with the use and enjoyment of the Trust Estate or any part thereof, (ii) procure, maintain and comply with all Permits required for (1) the use of the Casino as a gaming and gambling facility, (2) the on-premises consumption of alcoholic beverages at the Casino Hotel and (3) any other use of the Trust Estate or any part thereof then being made, and for the proper erection, installation, operation and maintenance of the improvements or any part thereof, (iii) comply with all obligations of Mortgagor under, and keep in full force and effect, all easements which in any respect inure to the benefit of, or otherwise affect, the Trust Estate or any part thereof, if the failure to comply with the same would impair Mortgagee's security hereunder, and (iv) without limiting the generality of clause (iii), comply with any instruments of record at the time in force affecting the Trust Estate or any part thereof, if the failure to comply with the same would impair Mortgagee's security hereunder. Without limiting the generality of the foregoing, Mortgagor represents and warrants that at the time of the execution of this Mortgage, Mortgagor is in compliance with the requirements of clauses (i), (ii), (iii) and (iv) above; and

          (e) in the event of the passage after the date of this Mortgage of any law of the State of New Jersey, or any other governmental entity, changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for federal, state or local purposes, or the manner of the operation of any such taxes, so as to affect the interest of Mortgagee, pay the full amount of such new or additional taxes.

Section 5.09.  Permitted Contests.

          Notwithstanding anything in this Mortgage to the contrary, Mortgagor, at Mortgagor's expense, may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or Lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record (including, without limitation, any Superior Instrument Requirement) affecting the Trust Estate or any part thereof or any claims of holders of F,F&E Financing Agreements, mechanics, materialmen, suppliers, or vendors or Lien therefor, and may withhold payment of the same pending such proceedings if permitted by law, or make payment under protest, or defer compliance with any such Legal Requirement, any such Insurance Requirement or the terms of any such instrument, and the same shall not be a Default hereunder; provided, that (a) in the case of any Impositions or Lien therefor or any claims of mechanics, materialmen, suppliers or vendors or Lien therefor, such proceedings shall suspend the collection thereof from each of Mortgagor, Mortgagee, the Holders, the Secured Beneficiaries and the Trust Estate, (b) neither the Trust Estate nor any interest therein would be in any significant danger of being sold, forfeited, or lost, (c) such action will not result in (i) the termination of any Facility Lease or (ii) the holder of any Superior Mortgage having a right to exercise any rights or remedies thereunder, (d) in the case of a Legal Requirement, neither the Secured Beneficiaries, including, without limitation, the Holders, nor the Mortgagee shall be in any significant danger of any civil liability or any danger of any criminal liability, and the failure of Mortgagor to comply with such Legal Requirement shall not affect the continuance in good standing of any Permit or result in the suspension, termination, non-renewal or material adverse modification of any Permit, and (e) in the case of an Insurance Requirement, the failure of Mortgagor to comply therewith shall not affect the validity of any insurance required to be maintained by Mortgagor hereunder.

Section 5.10.  Mechanics' and Other Liens.

          Mortgagor shall cause to be removed, all statutory Liens of carriers, warehousemen, mechanics, landlords, laborers, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are overdue for a period of more than 60 days or (ii) such Liens are not being contested in good faith and by appropriate proceedings by the Company or any of its Subsidiaries and adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries, as the case may be, in accor-dance with GAAP and the provisions of Section 5.09 and in general shall do or cause to be done everything necessary so that the Lien hereof shall be fully preserved, at the cost of Mortgagor, without expense to Mortgagee.

Section 5.11.  To Insure.

          (a)  Mortgagor, at Mortgagor's expense, shall maintain with
Insurers:

          (i) insurance with respect to Mortgagor's insurable properties constituting a part of the Trust Estate against loss or damage by fire, lightning, and other risks from time to time included under "all-risk" policies and against loss or damage by sprinkler leakage, water damage, collapse, malicious mischief and explosion in respect of any steam and pressure boilers and similar apparatus located on such insurable proper-ties, in amounts at all times sufficient to prevent Mortgagor from becoming a coinsurer within the terms of the applicable policies, but in any event such insurance shall be maintained in not less than the greatest of the following (the "Insurance Amount"): (A) 100% of the then Full Insurable Value of such insurable properties, determined from time to time (but not less frequently than once in any 36 calendar months), by an Independent appraiser or Insurer, (B) the then outstanding principal amount of Indebtedness under the Debt Documents or
     (C) the amount required to be maintained pursuant to the Material Instrument Requirements;

               (ii) war risk insurance as and when such insurance is obtainable from the United States of America or any agency thereof as promptly as reason-ably practicable after the same becomes so obtainable, in an amount not less than the Insurance Amount, or, if such insurance cannot be obtained in an amount not less than the Insurance Amount, in such lesser amount as may then be so obtainable;

               (iii) comprehensive general liability insurance, including, without limitation, blanket contractual liability coverage, broad form property damage, independent contractor's coverage and personal injury coverage against any and all claims arising out of or connected with the possession, use,, leasing, operation or condition of such insurable properties, in an amount not less than $100,000,000 combined single limit coverage for personal injury and property damage with respect to any one occurrence, which may be under an umbrella policy. Anything contained in this clause (iii) to the contrary notwithstanding, the Material Instrument Requirements with respect to the kinds and amount of insurance described in this clause (iii) shall be satisfied by Mortgagor;

               (iv) workers' compensation insurance to the extent required by law;

               (v) business interruption insurance covering not less than 6 months of loss;

               (vi) to the extent available for a commercially reasonable premium, flood insurance in an amount not less than the Insurance Amount, or, if such insurance cannot be obtained in an amount not less than the Insurance Amount, such lesser amount as may then be so obtainable but in no event less than $100,000,000; and

               (vii) such other insurance with respect to such insurable properties against loss or damage of the kinds (A) from time to time customarily insured against by persons owning or using first-class casino and hotel complexes in Atlantic City, New Jersey and (B) required to be maintained pursuant to any Material Instrument Requirements.

          Notwithstanding the foregoing, to the extent not violative of any Material Instrument Requirements, Mortgagor may maintain deductibles with respect to the insurance policies described in clauses (i), (ii), (iii),
(v), (vi) and (vii) above in accordance with standard industry practice with respect to the operation of a first-class casino hotel.

          (b) (i) Each policy of insurance maintained by Mortgagor pursuant to Section 5.11(a) shall, (A) except in the case of workers' compensation insurance, name Mortgagor as an insured and shall name as additional insureds
(1) Mortgagee and (2) to the extent required by the Material Instrument Requirements, the lessors under any Facility Leases and the holders of the Superior Mortgages, (B) provide that all insurance proceeds for losses, except in the case of comprehensive general liability insurance and workers' compensation insurance, be payable solely to Mortgagee, subject to any Material Instrument Requirements, include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and named insureds (other than Mortgagor) and all rights of subrogation against any named insured, (D) except in the case of comprehensive general liability and workers' compensation insurance, provide that any losses shall be payable notwithstanding (1) any act, failure to act, negligence of, or violation or breach of warranties, declarations or conditions contained in such policy by Mortgagor or Mortgagee or any other named insured or loss payee, (2) the occupation or use of the insurable properties for purposes more hazardous than permitted by the terms of the policy, (3) any foreclosure or other proceeding or notice of sale relating to the insurable properties or (4) any change in the title to or owners hip or possession of the insurable properties, (E) contain a non-contributory mortgagee clause in favor of Mortgagee, and (F) provide that if all or any part of such policy is cancelled, terminated or expires, the insurer will forthwith give notice thereof to each named insured and loss payee and that no cancellation, non-renewal, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by each named insured and loss payee of written notice thereof. Mortgagor may effect the insurance required under this Section 5.11 under blanket and/or umbrella policies covering properties owned or leased by Affiliates of Mortgagor; provided, that such policies otherwise comply with this Mortgage and provide that the amount of coverage afforded thereunder with respect to the Trust Estate shall not be reduced by claims thereunder against such other properties.

               (ii) Mortgagor may effect the insurance required under this
Section 5.11 under blanket and/or
umbrella policies covering properties owned or leased by Affiliates of Mortgagor; provided, that (A) such policies otherwise comply with this Mortgage, (B) except with respect to flood insurance and earthquake insurance, provide that the amount of coverage afforded thereunder with respect to the Trust Estate shall not be reduced by claims thereunder against such other properties' and (C) in the case of flood insurance provide that the amount of coverage afforded thereunder with respect to the Trust Estate shall not be reduced below $100,000,000 by reason of claims thereunder against such other properties.

          (c)Mortgagee shall not be responsible for effecting or renewing any insurance or for the responsibility or solvency of the insurers.

          (d) Mortgagor shall not take out separate insurance, concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 5.11, unless the same is permitted by Material Instrument Requirements.

Section 5.12.  Limitations on Building Demolition, Alterations,
               Improvements and New
               Construction.


          Unless an Event of Default shall have occurred and be continuing, Mortgagor shall have the right at all times to make or permit such demolition, alterations, improvements or new construction, structural or otherwise (herein sometimes called collectively "Alterations" and each, individually, an "Alteration"), of or on the Trust Estate, to be made in all cases subject to each of the following conditions:

          (a) No Alteration shall be undertaken or carried out except in conformity with all Material Instrument Requirements, Legal Requirements and Insurance Requirements.

          (b) If any Alteration, together with other Alterations that constitute a single construction plan or project (whether or not accomplished in several stages or procedures) is material to the Premises taken as a whole (a "Material Alteration"), the building or buildings, structures or other improve-ments as so improved or altered, upon the completion of the work, shall be of a value not less than the value of such building or buildings, structures or other improvements immediately prior to the making of such Material Alteration.

          (c) Any Material Alteration shall be conducted under the supervision of an Architect, and upon Mortgagee's request therefor, detailed plans and specifications and cost estimates therefor, prepared and approved in writing by such Architect and accompanied by a certificate of such Architect stating that such plans and specifications are in compliance with all Legal Requirements and Insurance Requirements shall be delivered to Mortgagee.

          (d) No Alteration which is material to the operation of the Company and its Subsidiaries taken as a whole shall be undertaken until Mort-gagor has furnished to Mortgagee, at Mortgagor's sole cost and expense, a surety bond or bonds, covering performance, and labor and material payments with respect to the work to be so performed, naming Mortgagee as obligee, issued by a responsible surety company, authorized to do business in the State of New Jersey, in a form generally and customarily used by such surety in an amount equal to the estimated cost of construction of the work covered by the plans and specifications therefor, guaranteeing the performance and completion of such construction, substantially in conformity with the said plans and specifications and within a reasonable time, subject to delays by fire, strikes, lock-out, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable Casualty or other similar causes beyond the control of Mortgagor, free and clear of all Liens, claims and liabilities for the cost of such Alterations. If such surety bond or bonds shall be unobtainable Mortgagor shall deliver to Mortgagee security by cash, letter of credit or other guarantee, affording substantially the same protection as would such bond or bonds. If Mortgagor shall require any contractor performing a Material Alteration to deliver any surety bonds or bonds, covering performance, and labor and material payments with respect to the work to be so performed, naming Mortgagor as obligee, such bond or bonds shall name Mortgagee as co-obligee.

          (e) All work done in connection with any Alterations shall be done promptly and in good and workmanlike manner. The work in connection with any Alteration shall be prosecuted with reasonable dispatch, delays due to fire, strikes, lock-outs, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable Casualty or similar causes beyond the control of Mortgagor excepted.

          (f) No Alterations of any kind shall be made which shall change the use of the Casino Hotel from its use as a gaming and hotel facility.

          (g) Mortgagor shall maintain, or shall require its contractors to maintain, at all times during the performance of Material Alter-ations, in addition to any insurance required to be maintained under Section 5.11 hereof, appropriate workers' compensation insurance covering all persons employed for such Material Alterations to the extent required by applicable law, and comprehensive general liability insurance expressly covering the additional hazards due to such Material Alterations. Each such policy of insurance shall comply with the provisions of Section 5.11(b), and Mortgagor shall comply with Subsections (c) and (d) of Section 5.11 in connection with all such insurance.

Section 5.13.  Leases.

          Mortgagor shall not (except in accordance with the provisions of the Trust Indenture):

          (a) lease the Trust Estate substantially as an entirety to any Person, nor shall Mortgagor lease either the Casino Hotel or the Casino or the Hotel or any parking facilities located on the Parking Parcel or the Parking Parcel substantially as an entirety to any Person;

          (b) enter into any Lease, or renew, modify, extend, terminate, or amend any Lease, except in the ordinary course of business of operating the Casino Hotel;

          (c) receive or collect, or permit the receipt or collection of, any rental payments under any Lease more than one month in advance of the respective periods in respect of which they are to accrue, except that, in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of three months' rent and/or a security deposit may be required thereunder;

          (d) collaterally assign, transfer or hypothecate (other than to Mortgagee hereunder or to the holder of any Superior Mortgage, but in each case only with respect to the property secured by such mortgage, and except as permitted by the Trust Indenture) (i) any rental payment under any Lease whether then due or to accrue in the future, (ii) the interest of Mortgagor as landlord under any Lease or (iii) the rents, issues or profits of the Trust Estate;

          (e) after the date hereof, enter into any Lease, or renew any Lease, unless such Lease contains terms to the effect as follows:

               (i) the Lease and the rights of the tenants thereunder shall be subject and subordinate to the rights of Mortgagee under this Mortgage and the holders of any Superior Mortgage,

              (ii) the Lease may be assigned by the landlord thereunder to Mort-gagee,

              (iii) the rights and remedies of the tenant in respect of any obligations of the landlord thereunder shall be nonrecourse as to any assets of the landlord other than its equity in the building in which the leased premises are located or the proceeds thereof, and

               (iv) the rights of the tenant shall be subject and subordinate to the rights of the lessee under any New Lease (as defined in Section 29.3 of the Ground Leases); or

          (f) modify any Lease with respect to the matters described in clauses (i) through (iv) of paragraph (e).

          If Mortgagor enters into a Lease (other than with Affiliate of Mortgagor) for a term of not less than 3 years, Mortgagee shall deliver a non-disturbance and attornment agreement substantially in the form of
Schedule 5 hereto, following receipt of a Mortgagor's Request. Mortgagor shall, upon demand, reimburse Mortgagee for any costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Mortgagee in connection with the preparation, review and delivery of such non-disturbance and attornment agree-ments. Mortgagee shall, from time to time, after receipt of a Mortgagor Re-quest therefor (accompanied by an Officers' Certificate stating that said condi-tions have been satisfied) execute instruments in form and substance reasonably satisfactory to Mortgagee confirming the permissibility of a modification, termination or surrender of any Lease, other than a modification described in paragraph (f) of this
Section 5.13.

          Promptly after the execution and delivery hereof, Mortgagor shall cause the lessee under each Lease now in effect, and promptly after each Lease is executed or becomes effective after the date of the execution and delivery hereof, Mortgagor shall cause the lessee under each such Lease, to be duly notified in writing (unless the substance and effect of such notice shall be contained in such Lease) of the subjection of the owner's interest, as lessor, in and to such Lease to the Lien of this Mortgage and of the name and address of Mortgagee. Each such notice shall state that the lease of such lessee is a Lease as herein defined. If a new Mortgagee is at any time appointed hereunder or the address of Mortgagee shall at any time be changed, Mortgagor shall cause each lessee under each Lease to be promptly notified in writing of the name and address of such new Mortgagee or the new address of Mortgagee. Mortgagor shall use reasonable efforts (but shall not be obligated to incur any expenditure other than de minimis amounts) to obtain from each lessee under each Lease to whom any notice is sent pursuant to this paragraph an acknowledgment of receipt of such notice, and Mortgagor shall promptly deliver to Mortgagee, upon request, a copy of each such acknowledgment of receipt which it is able to obtain. Mortgagee shall not be responsible for securing or causing Mortgagor to secure any such acknowledgment.

Section 5.14.  Compliance Certificates.

          Mortgagor shall comply with the provisions of Section 5.7 of the Trust Indenture, the terms of which are incorporated herein by reference.

Section 5.15. Intentionally Omitted.

Section 5.16.  To Keep Books; Inspection by Mortgagee.

          Mortgagor will keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the properties, business and affairs of Mortgagor in accordance with generally accepted accounting principles consistently applied. Said books shall be maintained in an office located either in Atlantic City, New Jersey or in the Borough of Manhattan, City of New York, State of New York. Mortgagor shall at any and all times, upon request of Mortgagee and at the expense of Mortgagor, permit Mortgagee and its representatives to inspect the Casino Hotel and any other buildings, structures and improvements now or hereafter located on the Land and the books of account, records, reports and other papers of

Mortgagor, and to make copies and extracts therefrom, and will afford and procure a reasonable opportunity to make any such inspection (provided, that any such inspection shall not unreasonably interfere with the business operations of Mortgagor), and Mortgagor will furnish to Mortgagee any and all information as Mortgagee may reasonably request, with respect to the performance by Mortgagor of its covenants in this Mortgage.

Section 5.17.  Advances by Mortgagee.

          If Mortgagor shall fail to perform any of the covenants, terms, provisions or conditions contained in this Mortgage and such failure shall continue for 10 days following notice thereof given by Mortgagee (or at any time, without notice, in case of emergency), Mortgagee may (but is not obligated to), at any time and from time to time, take any action or make advances, to effect performance of any such covenant, term, provision or condition on behalf of Mortgagor; and all moneys so used, paid or advanced by Mortgagee and all reasonable costs and expenses incurred by Mortgagee in connection therewith, together with interest on all of the same at the rate of interest set forth in the applicable Debt Documents, shall be immediately due and payable by Mortgagor to Mortgagee and all such moneys, costs and expenses shall be secured by the Lien of this Mortgage prior to any Indebtedness secured hereby. No such advance or payment by Mortgagee shall relieve Mortgagor from any default hereunder or impair any right or remedy of Mortgagee.

Section 5.18.  Waiver of Stay, Extension or Usury Laws.

          Mortgagor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law or any other law wherever enacted which would prohibit or forgive Mortgagor from paying all or any portion of the Obligations secured by this Mortgage, wherever enacted, now or at any time hereafter in force, or which may otherwise affect the covenants or the performance of this Mortgage; and Mortgagor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to Mortgagee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.19.  Intentionally Omitted.

Section 5.20.  Facility Leases.

          (a) Subject to the provisions of Sections 4.3 and 5.15 of the Trust Indenture, Mortgagor shall do or cause to be done all things necessary to preserve and keep unimpaired the rights of Mortgagor, as lessee under all Facility Leases, and to prevent any termination, surrender, cancellation, forfeiture or impairment of any thereof. Mortgagor shall at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by it as lessee under each of the Facility Leases (including, without limitation, the covenant to pay rent and all taxes, assessments and other charges mentioned therein) prior to the expiration of any notice and/or cure period provided in each such Facility Lease. Upon receipt by Mortgagee from a Lessor of any written notice of default by the lessee thereunder, Mortgagee may rely thereon and take any action Mortgagee deems necessary in its sole discretion to prevent or to cure any default by Mortgagor in the per-formance of or compliance with any of the agreements, covenants, terms or conditions imposed upon or assumed by Mortgagor as lessee under such Facility Lease, even though the existence of such default or the nature thereof be questioned or denied by Mortgagor or by any party on behalf of Mortgagor. Without limiting the generality of Section 3.08, Mortgagor hereby expressly grants to Mortgagee, and agrees that Mortgagee shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable for the purpose permitted by the immediately preceding sentence, subject only to applicable Legal Requirements. Without limiting Mortgagor's obligations or Mortgagee's rights set forth above or limiting Mortgagee's other remedies under this Mortgage, Mortgagee may (i) pay and expend such sums of money as Mortgagee in its sole discretion deems necessary for any such purpose, and (ii) without limiting the provisions of (i) above, in the event of a Disqualification (as defined in Section 52.2 of the Ground Leases), and Mortgagor's failure to exercise the option contained in Section 52.3 of the appropriate Ground Lease within the period of time described in Section 5.20(b)(vii), exercise said option on behalf of Mortgagor and expend any amounts Mortgagee, in its sole discretion, deems necessary in connection therewith, and Mortgagor hereby agrees to pay to Mortgagee immediately and without demand, all such sums referred to in (i) and (ii) above, so paid and expended by Mortgagee, together with interest thereon from the date of each such payment at the highest rate of interest set forth in the Mortgage Notes. All sums so paid and expended by Mortgagee, and the interest thereon, shall be added to and be secured by the Lien of this Mortgage.

          (b) Subject to the provisions of Sections 4.3 and 5.15 of the Trust Indenture, Mortgagor further covenants and agrees as follows:

               (i) Mortgagor shall not surrender, terminate or cancel any Ground Lease, and shall not without the consent of Mortgagee, surrender, terminate or cancel modify, change, supplement, alter or amend any Facility Lease, either orally or in writing, if (x) an impairment of the security granted under this Mortgage would result therefrom or (y) with respect to any Ground Lease, the term of such Ground Lease would be reduced thereby or the leasehold mortgagee protections contained therein would be reduced or impaired thereby. As further security for the repayment of the indebted-ness secured hereby and for the performance of the covenants herein and in each Facility Lease contained, Mortgagor hereby assigns to Mortgagee all of Mortgagor's rights, privileges and prerogatives as lessee under each Facility Lease to terminate, cancel, modify, change, supplement, alter or amend such Facility Lease (including, without limitation, under Section
     20.2 of any Ground Lease), and any such termination, cancellation, modification, change, supplement, alteration or amendment of a Facility Lease in violation of the terms hereof, without the prior consent thereto by Mortgagee, shall be void and of no force and effect. Unless (1) an Event of Default has occurred and is continuing and (2) either (A) there has been an acceleration of maturity of any Indebtedness secured hereby or
     (B) Mortgagee exercises its rights under Section 3.09, Mortgagee shall have no right to terminate, cancel, modify, change, supplement, alter or amend any Facility Lease. Mortgagee shall, from time to time, after receipt of a Mortgagor Request therefor (accompanied by an Officers' Certificate stating that said conditions have been satisfied) execute instruments in form and substance reasonably satisfactory to Mortgagee confirming the permissibilty of the modification of any Facility Lease described in this clause (i).

               (ii) Solely for the benefit of Mortgagee, the Holders and no other person, no release or forbearance of any of Mortgagor's obligations under any Facility Lease, pursuant to such Facility Lease or otherwise, shall release Mortgagor from any of Mortgagor's other obligations under this Mortgage.

               (iii) Unless Mortgagee shall otherwise expressly consent in writing, the fee title to the Leased Facilities and Mortgagor's leasehold estates therein shall not merge and shall always remain separate and distinct, notwithstanding the union of said estates either in the Lessor or in the lessee, or in a third party by purchase or otherwise.

               (iv) Mortgagor shall not appoint or consent to the appointment of an arbitrator pursuant to Article Twenty-First of the Ground Leases without the prior consent of Mortgagee. Mortgagor shall promptly notify Mortgagee in writing of any request made by Mortgagor, as lessee under any Facility Lease, or any of the Lessors, for arbitration proceedings under any Facility Lease and of the institution of any arbitration proceedings, as well as all proceedings thereunder. Mortgagor shall promptly deliver to Mortgagee a copy of the determination of the arbitrators in each such arbitration proceeding. Mortgagee shall have the right to participate in such arbitration proceedings in association with Mortgagor or on its own behalf as an interested party.

               (v) Mortgagor shall not consent to the subordination of any Facility Lease to any mortgage, deed of trust or other Lien on the fee interest of the Lessor.

               (vi) If (A) Mortgagor exercises its option(s) under Article Forty-Fourth or Fifty-Second of any Ground Lease to purchase any portion of the Ground Lease Land, Mortgagor shall deliver a copy of its election to exercise such option within 5 days after Mortgagor has delivered notice of such election to the Lessor or (B) Mortgagor acquires fee simple title or any other estate, title or interest in any Leased Facility (pursuant to the options described in clause (A) or otherwise), Mortgagor shall promptly notify Mortgagee of such acquisition and, on request by Mortgagee, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the opinion of Mortgagee be required or desirable to carry out the intent and meaning of clause (x) of Granting Clause Second.

               (vii) In the event of any Disqualification, Mortgagor shall exercise the option granted by Section 52.3 of the appropriate Ground Lease within 60 days after the first day on which Mortgagor may exercise said op-tion.

               (viii) Within 5 days after Mortgagor's receipt of any notice of any motion, application or effort to reject any Facility Lease by any Lessor or any trustee arising from or in connection with any case, proceeding or other action commenced or pending by or against any Lessor under the Code or any comparable provision contained in any present or future federal, state, local, foreign or other statute, law, rule or regulation ("Comparable Provision"), Mortgagor shall give notice thereof to Mortgagee. Mortgagor hereby (A) assigns to Mortgagee any and all of Mortgagor's rights as lessee under Section 365(h) of the Code or any Comparable Provision and (B) covenants that it shall not elect to treat any Facility Lease as terminated pursuant to Section 365(h) of the Code or any Comparable Provision without the prior consent of Mortgagee and (C) agrees that any such election by Mortgagor without such consent shall be null and void.

               (ix) Without limiting the generality of the foregoing, to the extent permitted by applicable law, Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of Mortgagor's claims and rights to the payment of damages arising from any rejection by Lessor of any Facility Lease under the Code or any Comparable Provision. Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Facility Lease, including, without limitation, the right to file and prosecute, in cooperation with Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of Lessor under the Code or any Comparable Provision. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by this Mortgage shall have been satisfied and discharged in full. Any amounts received by Mortgagee in damages arising out of the rejection of any Facility Lease as aforesaid shall be applied first to all reasonable costs and expenses of Mortgagee (including, without limitation, reasonable attorneys' fees, disbursements and court costs) incurred in connection with the exercise of any of its rights or remedies under this Section 5.20, and thereafter as provided in Section 3.03.

               (x) If there shall be filed by or against Mortgagor a petition under the Code or any Comparable Provision and Mortgagor, as lessee under any Facility Lease, shall determine to reject such Facility Lease, Mortgagor shall give Mortgagee not less than 10 days' prior notice of the date on which Mortgagor shall apply to the Bankruptcy Court or other judicial body with appropriate jurisdiction for authority to reject such Facility Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such 10-day period a notice stating that (a) Mortgagee demands that Mortgagor assume and assign such Facility Lease to Mortgagee pursuant to Section 365 of the Code or any Comparable Provision and (b) Mortgagee covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under such Facility Lease. If Mortgagee serves upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject such Facility Lease and shall comply with the demand provided for in clause
     (a) of the preceding sentence within 30 days after the notice shall have been given subject to the performance by Mortgagee of the covenant provided for in clause (b) of the preceding sentence. The foregoing provisions of this Section 5.20(b)(x) shall not apply to the extent not permitted by applicable law. Effective upon the entry of an order for relief in respect of Mortgagor under Chapter 7 of the Code or any Comparable Provision, Mortgagor hereby assigns and transfers to Mortgagee a non-exclusive right to apply to the Bankruptcy Court or other judicial body with appropriate jurisdiction for an order extending the period during which such Facility Lease may be rejected or assumed.

               (xi) Mortgagor shall promptly give to Mortgagee copies of (A) all notices of default and (B) any other communications or notices with respect to events that relate to the possible impairment of the security of this Mortgage, which Mortgagor shall give or receive under any Facility Lease and shall promptly notify Mortgagee of any default under any Facility Lease on the part of the Lessor or Mortgagor.

               (xii) Mortgagor shall enforce with due diligence all of the obligations of the Lessor under each Facility Lease, to the end that Mortgagor may enjoy all of the rights and privileges granted to it under the Facility Leases.

               (xiii) Mortgagor shall notify Mortgagee within 5 days after the transfer of a fee interest in any Leased Facility or any portion thereof to or from an Affiliate.

               (xiv)The Company or any of its Subsidiaries shall not at any time hereafter acquire fee title to the Leased Land or any portion thereof unless simultaneously with such acquisition the Company or such Subsidiary and Mortgagor execute and exchange (and deliver to Mortgagee an executed counterpart of) an instrument in form and substance satisfactory to Mortgagee providing that so long as the Company or such Subsidiary owns such fee title (A) the Company or such Subsidiary shall not terminate the applicable Facility Lease for any reason whatsoever (including, without limitation, due to the default of Mortgagor under such Facility Lease) and
     (B) the Company or such Subsidiary shall not accept, and, if tendered by Mortgagor shall promptly return to Mortgagor, any payment of rent or other charges payable under such Facility Lease in excess of the amount required to pay the debt service and other sums payable under any mortgage affecting the Company's or such Subsidiary's fee interest in the applicable Leased Facility (and the Company or such Subsidiary shall use such funds only to pay its debt service obligations and other sums payable under such mort-
     gage) at any time that an Event of Default shall have occurred and be continuing under this Mortgage or the Trust Indenture.

          (c)  Mortgagor hereby represents and warrants that all Fixed
Net Rent (as defined in the Ground Leases), taxes and assessments, payable under the Ground Leases have been paid to the extent they were due and payable to the date hereof and that Mortgagor has not received notice of its failure to pay any other amounts payable under the Ground Leases which has not been cured.

          (d) Subject to the provisions of Section 5.20(b)(iii), if both the lessor's and lessee's estates under any Facility Lease or any portion thereof shall at any time become vested in one owner, this Mortgage and the Lien created hereby shall nevertheless not be destroyed or terminated by application of the doctrine of merger and, in such event, Mortgagee shall continue to have all of the rights and privileges of a first leasehold mortgagee.

          (e)  Mortgagor hereby acknowledges that if any Facility
Lease shall be terminated prior to the natural expiration of its term due to default by the lessee thereunder, and if pursuant to such Facility Lease, Mortgagee or its designee shall acquire from the Lessor a new lease of the Leased Facility or any portion thereof, Mortgagor shall have no right, title or interest in or to such lease or the leasehold estate created thereby, or the options therein contained.

          (f) Each Facility Lease hereafter entered into or assumed by Mortgagor as lessee or sublessee shall contain provisions (i) permitting the assignment of the same to Mortgagee and permitting assignment without the lessor's consent if this Mortgage is foreclosed; and (ii) providing protection to Mortgagee, as leasehold mortgagee, not less favorable than the provisions contained in Article Twenty-Ninth of the Ground Leases.


Section 5.21.  Superior Mortgages.

          (a) Mortgagor shall at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by it as mortgagor under the Superior Mortgages prior to the expiration of any notice and/or cure period provided in each such Superior Mortgage. If a notice of default has been given by the holder of any Superior Mortgage, Mortgagee may rely thereon and take any action Mortgagee deems necessary in its sole discretion to prevent or to cure any default by Mortgagor in the performance of or compliance with any of the agreements, covenants, terms or conditions imposed upon or assumed by Mortgagor as mortgagor under each of the Superior Mortgages even though the existence of such default or the nature thereof be questioned or denied by Mortgagor or by any party on behalf of Mortgagor. Without limiting the generality of Section 3.08, Mortgagor hereby expressly grants to Mortgagee, and agrees that Mortgagee shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable for the purpose permitted by the immediately preceding sentence, subject only to applicable Legal Requirements. Without limiting Mortgagor's obligations or Mortgagee's rights set forth above or limiting Mortgagee's other remedies under this Mortgage, Mortgagee may (i) pay and expend such sums of money as Mortgagee in its sole discretion deems necessary or desirable for any such purpose and (ii) in its sole dis-cretion prepay any Superior Mortgage, and Mortgagor hereby agrees to pay to Mortgagee immediately and without demand, all such sums referred to in (i) and
(ii) above so paid and expended by Mortgagee, together with interest thereon from the date of each such payment at the highest rate of interest set forth in any outstanding Mortgage Notes. All sums so paid and expended by Mortgagee and the interest thereon, shall be added to and be secured by the Lien of this Mortgage.

          (b)  Mortgagor further covenants and agrees:

               (i) Mortgagor shall not, without first obtaining the consent of Mortgagee in each instance: (A) modify, replace or refinance any Superior Mortgage if (x) the collateral securing the Lien thereof would be increased thereby or (y) such modification, replacement or refinancing violates any other provision of this Mortgage or the Trust Indenture or (B) acquire or permit or suffer the Company or any of its Subsidiaries to acquire any Superior Mortgage or any interest therein unless permitted by the terms of the Trust Indenture;

               (ii) Mortgagor shall timely pay and perform all of the obligations to be paid or performed by the mortgagor under each Superior Mortgage, the note secured thereby and any other instrument evidencing or securing the indebtedness owing to any holder of any Superior Mortgage;

               (iii) at any time, and from time to time, Mortgagor shall upon request of Mortgagee promptly use its reasonable efforts to obtain an estoppel certificate or letter addressed to Mortgagee from holders of the Superior Mortgages, such certificate or letter to be in such form as Mortgagee shall reasonably request;

               (iv) Mortgagor shall promptly give to Mortgagee copies of (A) all notices of default or (B) any other notice or communication with respect to events which relate to the possible impairment of the security of this Mortgage, which Mortgagor shall give or receive under the Superior Mortgages and shall promptly notify Mortgagee of any default under any Superior Mortgages on the part of Mortgagor.

Section 5.22.  Indemnification.

          Mortgagor shall reimburse Mortgagee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with the terms hereof. Such expenses shall include the reasonable compensation, dis-bursements and expenses of Mortgagee's agents, accountants, experts and counsel.

          Mortgagor shall indemnify Mortgagee (in its capacity as Mortgagee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of Mortgagee's agents and counsel), loss or liability incurred by them without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the administration of this Mortgage and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. Mortgagee shall notify Mortgagor promptly of any claim as-serted against the Mortgagee for which it may seek indemnity. Mortgagor shall defend the claim and Mortgagee shall provide reasonable cooperation at Mortgagor's expense in the defense. Mortgagee may have separate counsel and Mortgagor shall pay the reasonable fees and expenses of such counsel; provided, that Mortgagor will not be required to pay such fees and expenses if it assumes Mortgagee's defense and there is no conflict of interest between Mortgagor and Mortgagee in connection with such defense. Mortgagor need not pay for any set-tlement made without its written consent. Mortgagor need not reimburse any expense or indemnify against any loss or liability to the extent incurred by Mortgagee through its negligence, bad faith or willful misconduct.

          When Mortgagee incurs expenses or renders services after an "Event of Default" specified in Section 7.1 (f) or (g) of the Trust Indenture occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          Mortgagor's obligations under this Section 5.22 shall survive the resignation or removal of Mortgagee, the discharge of the Obligations and any rejection or termination of this Mortgage under any Bankruptcy Law.


          Section 5.23. Acceptance. By Mortgagee's acceptance of this Mortgage, Mortgagee agrees to be bound by the terms hereof.

          IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed and attested, all as of the day and year first above written.


                              TRUMP PLAZA ASSOCIATES

                               By:  Trump Atlantic City Corporation,
                                    a general partner


Witness: /s/ John P. Burke     By: /s/ Nicholas L. Ribis
         -----------------        ----------------------
         John P. Burke            Name: Nicholas L. Ribis
                                  Title: Vice President

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


          BE IT REMEMBERED, that on December 10, 1997, before me, the subscriber, a Notary Public of the State of New York, personally appeared Nicholas L. Ribis, to me known, who, being by me duly sworn did depose and say that he resides at One Arbor View Way, Morristown, NJ, 01960; that he is Vice President of Trump Atlantic City Corporation, which is a general partner of TRUMP PLAZA ASSOCIATES, the partnership described in and which executed the above instrument, and he acknowledged that he signed and delivered the same on behalf of such managing general partner as his voluntary act and deed and as the voluntary act and deed of said corporation on behalf of said general partnership, pursuant to authority of the board of directors of said corporation.

                                    /s/ Marcus Chioffi
                                    -------------------
                                        Notary Public

                                        Marcus Chioffi
                                Notary Public, State of New York
                                       No. 01CH5086117
                                     Qualified in New York County
                                   Commission Expires Oct. 6, 1999